UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

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NATERA, INC.

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natera™

2023 Notice of Annual Meeting and Proxy Statement

powered by purpose

Voluntary Electronic Delivery of Proxy Materials

A Sustainable Future Demands Informed Strategic Decisions Today

As part of our efforts to develop and maintain a strong ethos of sustainability, responsibility, and stewardship with respect to environmental matters, we seek out commercial solutions to address ESG-related risks and opportunities. We are proud of the reductions of our carbon footprint resulting from our recent sustainability initiatives, and intend to continue to strive for further improvements. Electronic delivery of proxy materials as described here is one such initiative.

We encourage our stockholders to elect to receive distributions of our Annual Report and Proxy Statement by electronic delivery, to help contribute to our sustainability efforts.

Electronic delivery offers many benefits, including:

●
Quickest delivery of the proxy statement, annual report and related materials to stockholders
●
Convenient online voting, available 24 hours a day
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Environmentally friendly
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Reduced printing and mailing expense

You can change your preference at any time.

How to Elect Electronic Delivery
If you are a stockholder of record (meaning your shares of common stock are registered directly in your name with Computershare, our transfer agent)	If you are a beneficial owner (meaning your shares are held in “street name” in an account at a brokerage firm, bank, broker-dealer or other similar organization)
INTERNET www.proxyvote.com	MOBILE DEVICE Scan the QR code

Environmental Impact Statement

Combined with your adoption of electronic delivery of proxy materials, and the elimination of 17,623* printed sets of proxy materials, we can reduce the impact on the environment by:

Using 28.7 fewer tons of wood, or the equivalent of 172 trees (nearly 3 acres of forest)
Using 183 million fewer BTUs, or the equivalent of the amount of energy used by 218 residential refrigerators for one year
Using 129,000 million fewer pounds of greenhouse gas emissions, including CO2, or the equivalent of 12 automobiles running for one year
Saving 154,000 gallons of water, or the equivalent of filling 7 swimming pools
Eliminating 8,450 pounds of solid waste
Reducing hazardous air pollutants by 11.5 pounds

Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

*  Number of our stockholders in 2022 who elected to receive proxy materials electronically instead of hard copy.

April 20, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Natera, Inc. (the Annual Meeting) that will be held on Friday, June 9, 2023 at 11:30 a.m. Pacific Time. The meeting will be held as a virtual meeting, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online, including viewing the meeting, submitting questions and voting, by visiting www.virtualshareholdermeeting.com/NTRA2023 on the meeting date and following the instructions contained on your notice of Annual Meeting, on your proxy card or on the instructions accompanying your proxy materials.

Details regarding attending the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. We encourage you to read this information carefully.

At the Annual Meeting, three individuals will be elected as Class II directors to our board of directors. In addition, we will ask stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, and to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this proxy statement. Our board of directors recommends the approval of each of the three proposals. Such other business will be transacted as may properly come before the Annual Meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or around April 20, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement for our 2023 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2022 (the 2022 Annual Report). The Notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.

Thank you for your ongoing support of Natera.

Very truly yours,

Steve Chapman

Chief Executive Officer and President

Your vote is important.

Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend the virtual Annual Meeting. Please review the instructions on the Notice you received in the mail regarding each of these voting options. If you attend the virtual Annual Meeting, you will have the right to revoke your proxy and vote your shares. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Notice of Annual Meeting for 2023 Annual Meeting of Stockholders

When	Where	Who	How To Attend and Vote
Friday, June 9, 2023 at 11:30 a.m. Pacific Time.

The Annual Meeting will be held in virtual meeting format at www.virtualshareholdermeeting.com/NTRA2023. There is no physical location for the Annual Meeting. For instructions on how to attend and vote your shares at the virtual Annual Meeting, see the information in the accompanying proxy statement in the section titled “Questions and Answers About Procedural Matters.”

You are entitled to vote if you were a record owner of Natera, Inc. common stock as of the close of business on April 10, 2023. A list of stockholders of record will be available during the 10 days prior to the Annual Meeting at our principal executive offices located at 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified herein or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote by following the instructions in the Notice of Internet Availability of Proxy Materials (the Notice) that you received and submit your proxy by the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares. You may change or revoke your proxy at any time before it is voted at the virtual Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”

Items of Business:		Board’s Voting Recommendation	More Information
1

To elect the three directors named in the proxy statement accompanying this notice to serve as Class II directors until the annual meeting of stockholders held in 2026 and until their successors are duly elected and qualified.

		“FOR each”	(page 9)
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	“FOR”	(page 16)
3	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this proxy statement.	“FOR”	(page 18)

By order of the board of directors, Steve Chapman Chief Executive Officer and President

If you have any questions regarding this information or the proxy materials, please visit our website at www.natera.com or contact our investor relations department at 650-249-9090.

This notice of Annual Meeting, proxy statement and accompanying form of proxy card are being made available on or about April 20, 2023.

The Notice will be mailed to stockholders of record on or about April 20, 2023. The Notice contains instructions on how to access our proxy statement for our 2023 Annual Meeting of Stockholders and our 2022 Annual Report (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.

This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders (the Annual Meeting) to be held at 11:30 a.m. Pacific Time on Friday, June 9, 2023, and any postponements or adjournments thereof. The Annual Meeting will be held in a virtual meeting format only, and will be accessible by visiting www.virtualshareholdermeeting.com/NTRA2023. There is no physical location for the Annual Meeting. Beginning on or about April 20, 2023, we intend to begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement for our 2023 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2022 (the 2022 Annual Report and together with our proxy statement, the proxy materials). As used in this proxy statement, the terms “Natera,” the “Company,” “we,” “us,” and “our” mean Natera, Inc. and its subsidiaries unless the context indicates otherwise.

Proxy Summary

About The Meeting

Meeting Date & Time

Friday, June 9, 2023 at 11:30 a.m. Pacific Time.

Virtual Meeting

The Annual Meeting will be held in virtual meeting format at virtualshareholdermeeting.com/NTRA2023. There is no physical location for the Annual Meeting.

Our Core Values

A person behind every sample

We treat every sample that comes to our labs as a real person, knowing that the work we do with these samples will have an impact on the lives and families behind them.

Embrace diversity

Our operations are built around a mosaic of people, ideas, and experiences.

Be accountable, take ownership

Responsibility is at the core of our organization. Patients rely on us to deliver accurate genetic information and support throughout their journey.

Think team

We work together, sharing a common purpose—our mission.

Lean and nimble

Our proprietary technology platform enables us to quickly innovate new solutions in cell-free genetic testing.

Show me the data

Data drives our decision-making processes. Our innovation within the genetic testing space is backed by a deep scientific foundation.

Be ready to change the world

Our focus is to improve the health of patients while creating a positive impact for our people, communities, and planet.

Integrity is in our DNA

We infuse every interaction with honesty, respect, and the utmost care.

About Natera

We are a diagnostics company with proprietary molecular and bioinformatics technology that we are applying to achieve our goal of making personalized genetic testing and diagnostics part of the standard of care to protect health, and inform earlier, more targeted interventions that help lead to longer, healthier lives.

Our cutting-edge cfDNA technology platform combines novel molecular biology techniques with bioinformatics to measure genomic variations in tiny amounts of DNA, as small as a single cell. We’ve leveraged this technology to develop tests across three diverse fields of medicine - women’s health, oncology, and organ health.

Our tests are validated by more than 100 peer-reviewed publications, with more than 1.3 million patients studied. We operate laboratory facilities in Austin, Texas and San Carlos, California.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD VIRTUALLY ON
JUNE 9, 2023.

The proxy statement and 2022 Annual Report are available at www.proxyvote.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our market opportunity, reimbursement coverage, product costs, financial performance, strategies, goals, and general business and market conditions, are forward-looking statements. Any forward-looking statements contained in this proxy statement are based upon our current plans, estimates, and expectations as of the date of this proxy statement, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including those discussed in our periodic reports and in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this proxy statement may not occur and our actual results could differ materially and adversely from those anticipated or implied. As a result, you should not place undue reliance on our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement.

2023 Proxy Statement 1

Proxy Summary

Business Performance Highlights

$820.2 million Total revenues ~31% growth over 2021
>2 million Total tests processed in 2022 ~32% growth over 2021 196,000 Oncology tests ~158% growth over 2021

Women’s Health

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Publication of our SMART study, the largest prospective non-invasive prenatal test (NIPT) study to date, in the American Journal of Obstetrics and Gynecology highlighting strong performance for 22q microdeletion syndrome
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ACMG guideline supporting offering screening for 22q microdeletion syndrome

Oncology

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Publication of the prospective, multi-site CIRCULATE study as cover and lead publication in Nature Medicine, demonstrating Signatera’s ability to predict chemotherapy benefit in colorectal cancer
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Received fourth and fifth Medicare coverage decisions for Signatera

Organ Health

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Publication of the Trifecta study for Prospera Kidney, the largest prospective, multisite, fully biopsy matched study to date, in Transplantation
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ISHLT guidelines recommending dd-cfDNA testing for ongoing rejection monitoring of heart transplant

2 2023 Proxy Statement

Proxy Summary

Our Board of Directors

The following is an overview of our Board of Directors as of April 1, 2023. Our Class II directors are each standing for re-election at our 2023 Annual Meeting. Additional information about each director can be found starting on page 9 of this proxy.

Name	Class	Age	Director Since	Independent	Committee Membership			Other Public Company Boards
					AC	CC	NCGCC
Roy Baynes Director	I	68	2018				M	1
Roelof F. Botha Lead Independent Director	III	49	2007				M	4
Rowan Chapman Director	II	52	2019			C		-
Steve Chapman Chief Executive Officer and Director	III	44	2019					-
James I. Healy Director	I	58	2014		M	M		3
Gail Marcus Director	I	66	2017		M*		C	1
Matthew Rabinowitz Co-Founder and Executive Chairman of the Board	III	50	2005					-
Herm Rosenman Director	II	75	2017		C*	M		1
Jonathan Sheena Co-Founder and Director	II	50	2006					-
Ruth Williams-Brinkley Director	I	71	2023			M		1

AC Audit Committee	CC Compensation Committee	NCGCC Nominating, Corporate Governance & Compliance Committee
M Committee Member	C Committee Chair
* Audit committee financial expert

2023 Proxy Statement 3

Proxy Summary

Board Skills, Expertise & Experience

C-Level	Business Operations
Diagnostic / Biotechnology / Oncology Industry	Financial
Data Aggregation / Application	Scientific / Clinical
Human Resource / Talent Development	Reimbursement / Managed Care
Business Strategy	Sales / Business Development
M&A	Technology
Cybersecurity

Board Highlights

Gender Diversity	Independence	Tenure

Four out of our last five director appointments have been women:

2017	2018	2019	2020	2023

Gail Marcus	Roy Baynes	Rowan Chapman	Monica Bertagnolli*	Ruth Williams-Brinkley
*	Dr. Bertagnolli resigned from our board of directors in August 2022 due to her appointment as the director of the National Cancer Institute (NCI).

4 2023 Proxy Statement

Proxy Summary

Corporate Governance Highlights

Independence	7 out of 10 directors are independent
Empowered lead independent director
Separated chairman of the board and chief executive officer roles; amended Corporate Governance Guidelines to commit to the next board chair being independent
Fully independent board committees
Regular executive sessions of independent directors at board and committee meetings

Evaluation and Effectiveness

Annual board, committee, and individual director self-evaluations conducted by external legal counsel

Board and committee results presented to the full board of directors, with opportunity for full and frank discussion among the board; individual director results and feedback discussed among Executive Chairman, chair of nominating, corporate governance and compliance committee, and each director

Refreshment and Diversity	3 women directors
4 women directors added since 2019; 4 out of last 5 appointments have been women
Committed to actively seeking highly qualified women and individuals from minority groups to include in the pool of potential director nominees

Engagement	Outreach to top 57 stockholders, representing ~82% of outstanding shares
Resulting engagement with 53 stockholders, representing ~73% of outstanding shares

Compensation Policies	Pay for performance: majority of executive compensation is variable and at-risk, with a substantial portion that is performance-based
Balance and diversity: incentives are allocated between short- and long-term goals, and utilize a diverse set of financial and operational metrics
Guidance and expertise from independent compensation consultant, with compensation decisions made by reference to competitive peers

Our governance documents can be found at investor.natera.com/governance/governance-documents

2023 Proxy Statement 5

Proxy Summary

Stockholder Engagement

Our management and our board of directors believes that directly engaging with stockholders is a critical process for receiving and understanding feedback on subjects that matter most to them. We conducted extensive stockholder outreach in 2022 and into 2023, in part due to the voting results at our 2022 annual stockholder meeting. We contacted our top 57 stockholders, representing approximately 82% of the Company’s outstanding shares, and invited them to share their feedback regarding our executive compensation programs, corporate governance matters, and other topics that they deemed important.

We held calls with 53 stockholders representing approximately 73% of our shares. We did not receive replies from the remaining four stockholders we contacted, representing approximately 9% of our shares. We also engaged with the research teams at proxy advisory firms Institutional Stockholder Services Inc. and Glass Lewis & Co. to obtain their feedback and conduct open dialogue regarding our programs and practices.

Our Chief Financial Officer conducted these conversations; when requested, the chair of our nominating, corporate governance and compliance committee, and/or our director of ESG and sustainability, also participated. The results of these conversations were then shared and discussed with our board of directors. Topics covered included the following:

Engagement Topic	Governance Change / Dialogue

Director “overboarding” under certain stockholder and proxy advisory firm voting policies	Mr. Botha has resigned from certain of his public company board positions, bringing his service on public company boards to a total of five
Dr. Healy has reduced his public company board positions, bringing his service on public company boards to a total of four
Following our 2023 Annual Meeting, no director is considered “overboarded” under proxy advisory guidelines

Board responsiveness to previous lack of majority support for a director nominee	Engagement with stockholders regarding Mr. Botha and Drs. Marcus and Healy, and the value that each director brings to our board; stockholder feedback was receptive and aligned with our perspective

Board diversity

Enhanced board diversity matrix disclosure

Adopted formal requirement that women and individuals from minority groups be included in the pool of potential director nominees

Significant director recruitment efforts resulting in addition of a director who our board views as extremely qualified, strengthens overall board skills matrix, and is racially diverse

Classified board Supermajority voting requirements	Prior to the 2024 annual meeting of stockholders, we plan to adopt proxy access for stockholders

Special or one-time equity awards

Dialogue regarding prior long-term incentive awards, highlighting ambitious performance milestones designed to align with stockholder interests; feedback was positive and supportive of this approach and philosophy

Despite positive feedback on the nature and spirit of the prior special equity awards, our compensation committee has committed to structuring the executive compensation program with the aim of avoiding or limiting the need for special equity awards in the future; any such awards would be granted

6 2023 Proxy Statement

Proxy Summary

judiciously and only in rare circumstances as may be warranted, with enhanced disclosure of the rationale for any such grants

No special equity grants were made in 2022; our compensation committee granted only standard annual equity grants and grants made in lieu of cash compensation

Alignment of pay for performance

Positive stockholder engagement regarding executive compensation and our performance, highlighting our consistent outperformance compared to high-growth diagnostic peers, Nasdaq Biotechnology Index, and Nasdaq Composite Index

Enhanced disclosure (including graphically) regarding our performance (total stockholder return) compared to peers

Enhanced disclosure regarding our compensation committee’s rationale for compensation decisions

Performance measurement periods of less than three years

Engagement regarding our compensation committee’s practice of designing long-term incentive goals to be ambitious and challenging, but reasonably achievable with substantial effort; stockholder feedback was positive and aligned with this philosophy

Beginning in 2023, our compensation committee will transition to a performance metric for performance-based restricted stock units based on three-year cumulative revenue, with no payouts until the completion of the entire performance period

Single-trigger change in control benefits for an NEO	In April 2023, we entered into an amendment to Dr. Rabinowitz’s employment agreement which, among other matters, removed his single-trigger change in control provision

Insufficient clawback policy	In 2023, we will adopt a clawback policy in compliance with SEC regulations and Nasdaq listing requirements

2023 Proxy Statement 7

Proxy Summary

Executive Compensation Highlights

The following charts illustrate the pay mix of our CEO and our other NEOs in 2022. Our CEO’s pay mix comprised 93% variable, at-risk compensation. 50% of his total target compensation was performance-based, primarily in the form of performance-based restricted stock units (PSUs). Our other NEOs’ pay mix comprised 89% variable, at-risk compensation, and 47% of total target compensation was performance-based, also primarily in the form of PSUs.

CEO Pay Mix	Other NEO Pay Mix

8 2023 Proxy Statement

Proposal One

Election Of Directors

General

Our board of directors may establish the authorized number of directors from time to time by resolution. The number of authorized directors is currently ten. Our board of directors is currently comprised of ten members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Our amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect authorize only our board of directors to fill vacancies on our board of directors until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

All of our director nominees have indicated their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our board of directors, unless a contrary instruction is indicated on the proxy.

In addition to the information set forth below regarding our director nominees and the skills that led our board of directors to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and their board of director duties.

Nominees

Three Class II directors have been nominated for election at the Annual Meeting, each for a three-year term expiring in 2026, or until such director’s successor has been duly elected and qualified. Upon the recommendation of our nominating, corporate governance and compliance committee, our board of directors has nominated Rowan Chapman, Herm Rosenman, and Jonathan Sheena for re-election as Class II directors.

2023 Proxy Statement 9

Proposal One Election Of Directors

Information Regarding the Nominees and Other Directors

Nominees for Class II Directors For Terms Expiring in 2026

51 Since: 2019
Rowan Chapman, Ph.D. Director Age: 52 Director Since: 2019 Committees: Compensation (chair)

Dr. Chapman joined our board of directors in August 2019. Dr. Chapman is the chief executive officer of Initiate Studios, a life sciences incubator that she co-founded in November 2020. She also served as chief business officer of Dynamics Special Purpose Corporation from March 2021 to June 2022. Prior to this, she served as head of Johnson & Johnson Innovation, Western North America, Australia and New Zealand from January 2017 to August 2019. Prior to that, Dr. Chapman held various roles with General Electric Company from 2012 to 2016, including as head of precision diagnostics at GE Healthcare Life Sciences, managing director of New Business Creation at GE Ventures, and head of healthcare investing at GE Ventures. Prior to that, she held operational roles in early and growth-stage startups and was a partner at Mohr Davidow Ventures for over 11 years, gaining extensive experience as a board member and board advisor for a wide variety of technology and data-enabled companies. Dr. Chapman currently serves as a member of the board of directors of a number of private companies. Dr. Chapman holds a Bachelor of Arts degree in Biochemistry and a Doctor of Philosophy degree in Biochemistry and Molecular Biology from the University of Cambridge, United Kingdom. Our board of directors believes that Dr. Chapman is qualified to serve as a director based on her business development, operating and investment experience in the healthcare and biopharmaceutical industries. Dr. Chapman currently serves as the chair of our compensation committee.

Chief Financial Officer 74 Since: 2017

Mr. Rosenman has served as a member of our board of directors since February 2017, and served as our Chief Financial Officer from February 2014 to January 2017. Prior to joining our company, he held the position of senior vice president — finance and chief financial officer at Gen-Probe Incorporated, a developer, manufacturer and marketer of diagnostic and screening products using nucleic acid probes, from June 2001 to August 2012, when Gen-Probe was acquired by Hologic, Inc., a developer, manufacturer and supplier of diagnostic products, medical imaging systems, and surgical products. From April 2012 to February 2014, Mr. Rosenman focused on his board memberships. Mr. Rosenman has served on the board of directors of DermTech, a molecular dermatology company, since 2017. Mr. Rosenman also previously served on the board of directors of Oxford Immunotec Global PLC, a commercial-stage diagnostics company, from 2017 to 2021, when the company was acquired by PerkinElmer; Vivus, Inc., a biopharmaceutical company, from 2013 to 2021; as well as Medistem, Inc., a stem cell therapy company, ARYx Therapeutics Inc., a private drug discovery and development company, Infinity Pharmaceuticals, Inc., a drug discovery and development company, and a number of privately held companies. Mr. Rosenman holds a B.B.A. in Accounting and Finance from Pace University and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. Our board of directors believes that Mr. Rosenman is qualified to serve as a director based on his experience as our chief financial officer, his experience in the biopharmaceutical industry and his experience serving on the boards of directors of other companies. Mr. Rosenman currently serves as the chair of our audit committee and also serves on our compensation committee.

Herm Rosenman Director Age: 75 Director Since: 2017 Committees: Audit (chair) Compensation

10 2023 Proxy Statement

Proposal One Election of Directors

51 Since: 2019
Jonathan Sheena Director Co-Founder Age: 50 Director Since: 2007

Mr. Sheena is a co-founder of our company, and served as our Chief Technology Officer from 2007 to December 2020. Mr. Sheena has served as a member of our board of directors since 2007. Prior to co-founding our company, Mr. Sheena co-founded PhoneSpots, Inc. (formerly PocketThis, Inc.), a mobile technology company serving mobile carriers worldwide, in 1999. Mr. Sheena held various roles at PhoneSpots, Inc. from June 1999 to December 2007, including vice president of product management and chief technology officer. Mr. Sheena holds a Bachelor of Science in Electrical Engineering and Computer Science, and a Master of Engineering in Electrical Engineering and Computer Science, from the Massachusetts Institute of Technology. Our board of directors believes that Mr. Sheena is qualified to serve as a director based on his experience as our co-founder and Chief Technology Officer, his experience with entrepreneurial companies, and his particular familiarity with technology companies.

49 Since: 2007

Incumbent Class I Directors With a Term Expiring in 2025

67 Since: 2018

Dr. Baynes has served as a member of our board of directors since July 2018. Since July 2022, Dr. Baynes has served as executive vice president and chief medical officer of Eikon Therapeutics, Inc., a privately-held biotechnology company. Previously, Dr. Baynes served as senior vice president and head of global clinical development at Merck Research Laboratories, the research division of Merck and Co., Inc., beginning in 2013, and as chief medical officer of Merck and Co, Inc., a global healthcare company, beginning in 2016. Prior to joining Merck Research Laboratories, Dr. Baynes served as senior vice president of oncology, inflammation and respiratory therapeutics at Gilead Sciences Inc., a biotechnology company, from 2012 to 2013 and the vice president global development and therapeutic area head hematology oncology at Amgen Inc., a biopharmaceutical company, from 2002 to 2012. Before joining Amgen, Dr. Baynes was the Charles Martin Professor of Cancer Research at the Barbara Ann Karmanos Cancer Institute, a National Cancer Institute-designated Comprehensive Cancer Center, at Wayne State University. Dr. Baynes has served as a director of Travere Therapeutics Inc. (formerly known as Retrophin, Inc.), a biopharmaceutical company, since July 2016, and previously served as a director of Atara Biotherapeutics, Inc., a biopharmaceutical company, from September 2018 until December 2022. Dr. Baynes holds an M.D. and a Ph.D. from the University of the Witwatersrand, Johannesburg, South Africa. Our board of directors believes that Dr. Baynes is qualified to serve as a director based on his extensive experience in the biopharmaceutical industry and experience on other public company boards of directors. Dr. Baynes currently serves on our nominating, corporate governance and compliance committee.

Roy Baynes, M.D., Ph.D. Director Age: 68 Director Since: 2018 Committees: Nominating, Corporate Governance & Compliance

2023 Proxy Statement 11

Proposal One Election Of Directors

65 Since: 2011
James Healy, M.D., Ph.D. Director Age: 58 Director Since: 2014 Committees: Audit Compensation

Dr. Healy has served as a member of our board of directors since November 2014. Dr. Healy has been a general partner at Sofinnova Investments, Inc. (formerly Sofinnova Ventures), a biotechnology investment firm, since June 2000. Prior to June 2000, Dr. Healy held various positions at Sanderling Ventures, a venture capital firm, Bayer Healthcare Pharmaceuticals (as successor to Miles Laboratories), a research based pharmaceutical company, and ISTA Pharmaceuticals, Inc., a company specializing in ophthalmic pharmaceutical products. Dr. Healy is currently on the board of directors of Bolt Therapeutics, Inc., a clinical-stage oncology therapeutics company; Karuna Therapeutics Inc., a clinical-stage biopharmaceutical company; Y-mAbs, an oncology biologics development company; and several private companies. Dr. Healy has previously served on the boards of directors of Ascendis Pharma A/S, Amarin Corporation, Auris Medical Holding AG, CinCor Pharma Inc., Coherus BioSciences, Inc., Edge Therapeutics, Inc., Hyperion Therapeutics, Inc., InterMune, Inc., Iterum Therapeutics plc, Anthera Pharmaceuticals, Inc., Durata Therapeutics, Inc., CoTherix, Inc., Movetis NV, NuCana plc, ObsEva SA; and several private companies, as well as on the board of the National Venture Capital Association and the board of the Biotechnology Industry Organization. Dr. Healy holds a Bachelor of Arts in Molecular Biology and in Scandinavian Studies from the University of California at Berkeley, and an M.D. and Ph.D. in Immunology from Stanford University School of Medicine. Dr. Healy currently serves on our audit committee and on our compensation committee.

Chief Executive Officer 43 Since: 2014

Dr. Marcus has served as a member of our board of directors since March 2017. Dr. Marcus is currently an assistant professor of health professions at Hofstra University, and previously served as assistant professor and director of the Global Healthcare Management and Biomedical Informatics programs, and as department chair of the Pharmaceutical Business and Administrative Services program, at the Massachusetts College of Pharmacy and Health Sciences from April 2016 to July 2019. From 2015 to September 2017, Dr. Marcus served as a consultant and practice leader in the healthcare consulting practice of Exceptional Leaders International, a consulting company. From October 2012 to December 2015, Dr. Marcus served as chief executive officer and president of Calloway Laboratories, a provider of clinical toxicology laboratory services. Prior to that, Dr. Marcus held a variety of leadership roles with diagnostics, pharmacy benefit management and managed care companies. Dr. Marcus currently serves on the boards of directors of a number of private companies and non-profit organizations. She previously served on the board of directors of Triple S Management Corp., an insurance holding company, from 2017 to 2022, and served on the Centers for Medicare & Medicaid Services Advisory Panel on Clinical Diagnostic Laboratory Tests from 2015 to 2019. Dr. Marcus holds a Bachelor of Arts in Spanish and Mathematics from Wesleyan University, an M.S.E. in Computer and Information Sciences from the University of Pennsylvania Moore School of Engineering, an M.B.A. from the Wharton School of the University of Pennsylvania, and a Doctorate of Health Administration from the Medical University of South Carolina. Our board of directors believes that Dr. Marcus is qualified to serve as a director based on her financial and managerial experience and service on other boards of directors. Dr. Marcus currently serves as the chair of our nominating, corporate governance and compliance committee and also serves on our audit committee.

Gail Marcus, D.H.A. Director Age: 66 Director Since: 2017 Committees: Nominating, Corporate Governance & Compliance (chair) Audit
65 Since: 2017

12 2023 Proxy Statement

Proposal One Election of Directors

Chief Executive Officer 43 Since: 2014
65 Since: 2011
Ruth Williams-Brinkley Director Age: 71 Director Since: 2023 Committees: Compensation

Ms. Williams-Brinkley joined our board of directors in March 2023. Ms. Williams-Brinkley currently serves as president of Kaiser Permanente Health Plan of the Mid-Atlantic States, where she oversees Kaiser Permanente’s care delivery and health plan operations in Washington, D.C., suburban Maryland, Baltimore, and Northern Virginia. Ms. Williams-Brinkley previously served as president of Kaiser Permanente Health Plan and Hospitals of the Northwest from November 2017 to June 2020. Prior to joining Kaiser Permanente, Ms. Williams-Brinkley served as president and chief executive officer of KentuckyOne Health, an affiliate of CommonSpirit Health and Kentucky’s largest integrated health system, from 2011 to 2017; as president and chief executive officer of Carondelet Health Network in Tucson, Arizona, an affiliate of Ascension Health, from 2008 to 2011; and as president and chief executive officer of Memorial Health Care System in Chattanooga, Tennessee, an affiliate of CommonSpirit Health, from 1998-2007. Ms. Williams-Brinkley has served on the board of directors of Travere Therapeutics, Inc., a biopharmaceutical company, since September 2021, and also currently serves on the board of directors of University of Phoenix and a number of not for profit organizations. Ms. Williams-Brinkley holds a Bachelor of Science and a Master of Science in nursing from De Paul University, as well as a Bachelor of Arts in psychology from the University of Chicago. Our board of directors believes that Ms. Williams-Brinkley is qualified to serve as a director based on her knowledge and extensive professional experience as a healthcare executive. Ms. Williams-Brinkley serves on our compensation committee.

Incumbent Class III Directors With Terms Expiring in 2024

48 Since: 2007
Roelof Botha	66 Since: 2017

Mr. Botha has served as a member of our board of directors since 2007. Mr. Botha has been with Sequoia Capital, a venture capital firm, since 2003, and has been a managing member of Sequoia Capital Operations, LLC since 2007. From 2000 to 2003, Mr. Botha served in a number of roles at PayPal, Inc., ultimately as the chief financial officer. Mr. Botha currently serves on the board of directors of 23andme, a personal genetics company; Block, Inc. (formerly Square, Inc.), a provider of payments, financial and marketing services; MongoDB, Inc., a document-oriented database program developer; Unity, Inc., a 3D and VR content development platform; and a number of private companies. Mr. Botha has previously served on the board of directors of Bird Global, a last-mile electric vehicle sharing company, from May 2018 through December 2022; and Eventbrite, Inc., an event management and ticketing platform, from October 2009 through June 2022. Mr. Botha holds a Bachelor of Science in Actuarial Science, Economics, and Statistics from the University of Cape Town and an M.B.A. from Stanford University. Our board of directors believes that Mr. Botha is qualified to serve as a director based on his financial and managerial experience, his service on other public and private company boards of directors and his familiarity with technology companies. Mr. Botha is our Lead Independent Director and currently serves on our nominating, corporate governance and compliance committee.

Roelof Botha Lead Independent Director Age: 49 Director Since: 2007 Committees: Nominating, Corporate Governance & Compliance

2023 Proxy Statement 13

Proposal One Election Of Directors

Chief Executive Officer & President 44 Since: 2019
Steve Chapman Director Chief Executive Officer & President Age: 44 Director Since: 2019

Mr. Chapman has served as a member of our board of directors and as our Chief Executive Officer since January 2019. Mr. Chapman has been with our company since December 2010, serving as our Chief Operating Officer from July 2017 to January 2019; our Chief Commercial Officer from August 2016 to July 2017; our Senior Vice President, Commercial Operations from January 2014 to August 2016; and Vice President, Sales from December 2010 to January 2014. Prior to joining our company, Mr. Chapman worked at Genzyme Genetics Corp., a biotechnology company, from 2003 to 2010. Mr. Chapman holds a Bachelor of Science in Microbiology, Immunology and Molecular Genetics from University of California, Los Angeles. Our board of directors believes that Mr. Chapman is qualified to serve as a director based on his experience in various management and executive roles at our company and his experience in the biotechnology field.

Chief Executive Officer 43 Since: 2014

Dr. Rabinowitz is a co-founder of our company and currently serves as our Executive Chairman. Dr. Rabinowitz served as our Chief Executive Officer from 2005 to January 2019, and has served as a member of our board of directors since 2005. He served as Chairman of our board of directors from May 2015 to January 2019, at which time he assumed the role of Executive Chairman. Prior to co-founding our company, Dr. Rabinowitz served from 2000 to 2003 as chief executive officer and from 2003 to 2007 as chief technology officer of Rosum Corporation, a location services technology company. Dr. Rabinowitz served as a consulting professor at Stanford University from 2004 to 2012 and as visiting faculty in the Genetics Department of Harvard University from 2018 to 2019. Dr. Rabinowitz has over 100 patents and publications in signal processing, machine learning, bio-informatics, and high-throughput genetic testing. He received the Scott Helt Memorial Award from the Institute of Electrical and Electronics Engineers and two companies he founded have received the Technology Pioneer Award from the World Economic Forum. He currently serves as a member of the board of directors or advisory board of a number of private technology companies. Dr. Rabinowitz holds a Bachelor of Science degree in Engineering and Physics, a Master of Science in Electrical Engineering, and a Ph.D. in Electrical Engineering, from Stanford University. Our board of directors believes that Dr. Rabinowitz is qualified to serve as a director based on his experience as our co-founder and Chief Executive Officer, his private company board experience, and his experience in the technology industry.

Matthew Rabinowitz, Ph.D Executive Chairman Co-Founder Age: 50 Director Since: 2005

See “Corporate Governance” and “Corporate Governance — Director Compensation” below for additional information regarding our board of directors.

Family Relationship

Our Chief Legal Officer, Daniel Rabinowitz, is the brother of our Executive Chairman, Matthew Rabinowitz. Please see Daniel Rabinowitz’s bio in the section titled “Executive Officers” below. Other than this relationship, there are no family relationships among any of our directors or executive officers.

Vote Required

The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result,

14 2023 Proxy Statement

Proposal One Election of Directors

any shares not voted “for” a particular nominee (whether as a result of withholding, abstention or a broker non-vote) will not be counted in such nominee’s favor.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II NOMINEES NAMED ABOVE.

2023 Proxy Statement 15

Proposal Two
Ratification of the Appointment of Independent Registered Public Accounting Firm

General

Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2023. Ernst & Young LLP has audited our financial statements since the year ended December 31, 2011.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the company and its stockholders.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because it values our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will attend the virtual Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

Vote Required

The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of this proposal. If this proposal does not receive the affirmative vote of a majority of the votes cast on the proposal, the audit committee will reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees(1)	$3,239,250	$2,798,575
Audit-Related Fees(2)	—	425,000
Tax Fees(3)	—	10,091
All Other Fees(4)	—	—
Total Fees	$3,239,250	$3,233,666
(1)

Audit Fees: This category represents fees for professional services provided in connection with the integrated audit of our consolidated financial statements and of our internal control over financial reporting, review of our quarterly condensed consolidated financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged Ernst & Young LLP, including our registered public offerings.

(2)	Audit-Related Fees: This category includes due diligence services in connection with consummated and proposed acquisitions.
(3)	Tax Fees: This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation.
(4)	All Other Fees: This category consists of subscription fees for accounting standards and financial reporting content database.

16 2023 Proxy Statement

Proposal Two Ratification of the Appointment of Independent Registered Public Accounting Firm

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee, or the chair of our audit committee, if such approval is needed between meetings of the audit committee, pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All audit services for 2022 were pre-approved by our audit committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

2023 Proxy Statement 17

Proposal Three
Advisory Vote on Executive Compensation

In accordance with SEC rules, stockholders are being asked to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a “Say-On-Pay” proposal.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As described further in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis” and the related tables and narrative, the primary goals of our compensation program are to attract, retain and motivate highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees’ long-term interests with those of our stockholders.

Our compensation committee has continued to utilize a compensation program that encourages, incentivizes and rewards performance. Our compensation committee believes that this philosophy significantly contributed to our success in the year ended December 31, 2022, which was another milestone year for us, driven by strong performance in our financial and operating results, clinical data generation, and commercial activities across all areas of focus in the business.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are asking stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2023 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the 2022 Summary Compensation Table and the accompanying tables and narrative, including the “Compensation Discussion and Analysis.”

Vote Required

The affirmative vote of a majority of votes cast is required to approve, on an advisory (non-binding) basis, this “Say-On-Pay” Proposal. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the meeting.

This “Say-On-Pay” vote is advisory, and therefore not binding on our compensation committee or board of directors. Our board of directors and our compensation committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs. We have determined to hold an advisory vote to approve, on a non-binding advisory basis, the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2024 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

18 2023 Proxy Statement

Corporate Governance

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of conduct, together with our amended and restated certificate of incorporation, and our amended and restated bylaws and the charters for each of our board committees, form the basis for our corporate governance framework. We also are subject to the Sarbanes-Oxley Act, the rules and regulations of the SEC and the corporate governance rules of the Nasdaq Stock Market. Our board of directors has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the audit committee, the compensation committee and the nominating, corporate governance and compliance committee.

Corporate Governance Guidelines

Our corporate governance guidelines are designed to help ensure effective corporate governance of our company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our board of directors, succession planning and the annual evaluations of our board of directors and its committees. Our corporate governance guidelines are reviewed by the nominating, corporate governance and compliance committee and amended by our board of directors when appropriate. The full text of our corporate governance guidelines is available on our website at http://investor.natera.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Conduct

Our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our code of conduct is posted in the Investor Relations—Governance Documents section of our website at http://investor.natera.com. We intend to disclose future amendments to, or waiver of, our code of conduct, at the same location on our website identified above. Among other matters, our code of conduct is designed to deter unlawful or unethical behavior, including:

•prohibiting conflicts of interest (including protecting corporate opportunities);

•protecting our confidential and proprietary information and that of our customers and vendors;

•treating our employees, customers, suppliers and competitors fairly;

•encouraging full, fair, accurate, timely and understandable disclosure;

•protecting and properly using company assets;

•complying with laws, rules and regulations (including insider trading laws); and

•encouraging the reporting of any unlawful or unethical behavior.

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of ten members. Seven of our directors — Messrs. Botha and Rosenman, Drs. Baynes, Chapman, Healy and Marcus, and Ms. Williams-Brinkley — are independent within the meaning of the listing rules of the Nasdaq Global Select Market (Nasdaq). Our board of directors is divided into three classes with staggered three-year terms. Directors in a particular class will be elected for a three-year term at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing to serve for the remainder of their respective three-year terms.

2023 Proxy Statement 19

Corporate Governance

Each director’s term continues until the election and qualification of his or her successor or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Considerations in Evaluating Director Nominees

When considering potential candidates for membership on our board of directors, our nominating, corporate governance and compliance committee considers relevant business and other experience, including the number of additional private and public companies on which such nominee serves, and demonstrated character and judgment, as described in our Policies and Procedures for Director Candidates, which are posted in the Investor Relations—Governance Documents section of our website at http://investor.natera.com. In addition, our nominating, corporate governance and compliance committee considers the current composition of the board of directors in its evaluation of candidates for membership. Our board of directors believes that factors such as range and diversity of expertise, perspective in areas relevant to our business, character, judgment, diversity, age, independence, expertise, experience, length of service and other commitments as it relates to each individual board member as well as the board of directors as a whole are important considerations in determining board composition. Our board of directors considers diversity to include both gender and racial/ethnic diversity, and is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. Our nominating, corporate governance and compliance committee includes both gender and ethnic diversity as significant factors to be considered along with the others listed above as a whole when evaluating a director candidate’s overall profile. Our nominating, corporate governance and compliance committee believes that, as a group, the nominees for election at the Annual Meeting complement the overall composition of our board of directors and bring a diverse range of backgrounds, experiences and perspectives to the board of directors’ deliberations.

In considering director nominees, our nominating, corporate governance and compliance committee also considers any comments submitted by our stockholders regarding the service of such nominee.

The nominating, corporate governance and compliance committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in our amended and restated bylaws and our Policies and Procedures for Director Candidates, which are each posted in the Investor Relations section of our website at http://investor.natera.com, as further described below under “Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.” There are no differences in the manner in which our nominating, corporate governance and compliance committee evaluates a candidate that is recommended for nomination for membership on our board of directors by a stockholder, as opposed to a candidate that is recommended for nomination for membership on the board of directors by our nominating, corporate governance and compliance committee and our board of directors. Our nominating, corporate governance and compliance committee has not received any stockholder nominations in connection with the 2023 Annual Meeting.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominations committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

20 2023 Proxy Statement

Corporate Governance

Our board of directors has determined that none of our non-employee directors — Messrs. Botha and Rosenman, Drs. Baynes, Chapman, Healy and Marcus, and Ms. Williams-Brinkley — has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules. As discussed in the “Executive Sessions” section below, the independent members of our board of directors meet in executive session at both regular and specially called meetings of the board of directors.

Audit and compensation committee members must also satisfy the enhanced independence criteria set forth in Rule 10A-3 and 10C-1, respectively, under the Exchange Act, and corresponding Nasdaq rules. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each member of our audit committee, Mr. Rosenman and Drs. Healy and Marcus, qualifies as an independent director pursuant to Rule 10A-3. Each member of our compensation committee — Drs. Chapman and Healy, Mr. Rosenman, and Ms. Williams-Brinkley — qualifies as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards, and each is an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as such term is defined under Rule 16b-3 of the Exchange Act.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines, our board of directors may separate or combine the roles of the chairman of the board of directors and chief executive officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. These roles are currently separated, as Dr. Rabinowitz currently serves as Executive Chairman of our board of directors, while Mr. Chapman serves as our Chief Executive Officer. Our board of directors regularly evaluates its leadership structure to determine which structure best serves the interests of the company and of our stockholders as we implement our growth and business plans, and believes that separating the roles of the chairman of the board of directors and chief executive officer is the appropriate leadership structure for us at this time, as it allows our Chief Executive Officer to focus on our day-to-day business while allowing our Executive Chairman to continue to advise the company and its management, provide strategic guidance, and interface with our board of directors.

In addition, pursuant to our Corporate Governance Guidelines, if the chairman of our board of directors is not an independent director, the board of directors will appoint a Lead Independent Director to facilitate communication between management, the independent directors and the chairman of our board of directors, as well as participate in setting agendas for meetings and presiding at executive sessions of the board of directors. Although the roles of the chairman of the board of directors and chief executive officer are currently separated, because our executive chairman is not an independent director, our board of directors has determined that it is in the best interests of the company and its stockholders to maintain the appointment of Mr. Botha as the Lead Independent Director. In addition, our board of directors has amended our Corporate Governance Guidelines to provide that the next chairman of the board to succeed Dr. Rabinowitz will be an independent director.

Our Corporate Governance Guidelines are posted on our Investor Relations website at http://investor.natera.com.

2023 Proxy Statement 21

Corporate Governance

Board Diversity Matrix (as of April 10, 2023)

Total number of directors: 10
	Female	Male	Non- Binary	Did not disclose gender
Directors	3	7	-	-
Demographic information
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	7	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-

In addition to the three female directors noted in the table above, Dr. Monica Bertagnolli served on our board until her resignation from our board in August 2022 due to her appointment as the director of the National Cancer Institute.

Board Oversight of Risk; Board Committees

One of the key functions of our board of directors is informed oversight of risk, which includes understanding the material risks faced by the Company and the means by which management manages such risks, as well as understanding the level of risk that’s appropriate for our Company in the context of the business, legal and regulatory environments in which the Company operates. Our board of directors encourages management to promote a corporate culture that incorporates risk management into our company’s day-to-day business operations. Our board of directors performs its oversight function directly as a full board; through three standing committees that address risks inherent in their respective areas of oversight; and through special committees formed from time to time to oversee and address risks relating to specific matters. Each standing committee of the board receives regular reports from the executive and management team and outside advisors, as appropriate, who are responsible for the respective areas of risk that such committee oversees. Each standing committee of the board provides regular reports to the full board of directors at board meetings.

22 2023 Proxy Statement

Corporate Governance

The three standing board committees are responsible for oversight of the following risks:

Audit Committee	Compensation Committee	Nominating, Corporate Governance and Compliance Committee
●
Oversight of the management of risks associated with financial reporting, accounting and auditing, controls, and information security, including cybersecurity
●
Receives regular reports and updates from senior management (including our Chief Financial Officer, Chief Legal Officer, and Chief Compliance Officer) at regularly scheduled meetings and as needed or requested by the committee

●
Oversight of the management of risks associated with our compensation policies, programs, and practices as they relate to our executive officers as well as to our broader employee base; human capital management, senior management and succession planning
●
Frequent engagement and interaction between the committee and its independent compensation consultant, which attends regularly scheduled meetings, and as needed or requested by the committee

●
Oversight of the management of risks associated with board effectiveness, director matters and succession planning, corporate governance, environmental, social and governance (ESG), and legal, compliance and regulatory matters
●
Receives regular reports and updates from senior management responsible for the Company’s legal, compliance, investor relations, and ESG functions
●
Regular engagement between committee chair and our Chief Legal Officer and Chief Compliance Officer

Our Chief Legal Officer and our Chief Compliance Officer engage with our board of directors on a regular basis, each providing quarterly reports to the board on legal, regulatory and compliance matters as well as providing updates as needed or as requested by our board of directors. In addition, our Chief Compliance Officer and Chief Technology Officer attend regular meetings of our board of directors, and provide reports and engage in discussions relating to cyber- and information security matters. Our board of directors believes that the structure it has implemented, coupled with its regular interaction with senior management and engagement of outside experts and advisors, is appropriate and effectively facilitates the board’s carrying out of its risk oversight responsibility.

Our board of directors and its committees set schedules for meetings throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as noted above and described in more detail below. Each member of each committee of our board of directors qualifies as an independent director in accordance with applicable SEC rules and Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted in the Investor Relations section of our website at http://investor.natera.com.

2023 Proxy Statement 23

Corporate Governance

Audit Committee

During the year ended December 31, 2022, our audit committee held four meetings. The members of our audit committee are currently comprised of Mr. Rosenman and Drs. Healy and Marcus, each of whom is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members and each of whom can read and understand fundamental financial statements. During the year ended December 31, 2022, Mr. Todd Cozzens served as a member of the audit committee, until his resignation from our board of directors in May 2022. Mr. Rosenman serves as the chair of the audit committee. Our board of directors has determined that Mr. Rosenman qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the SEC and Nasdaq.

The audit committee of our board of directors oversees our accounting and financial management practices, system of internal controls, our audit and financial reporting processes and the quality and integrity of our reported financial statements, and the performance of our internal audit function. In this capacity, our audit committee is responsible for, among others, reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews our interim and year-end operating results with our management and our independent registered public accounting firm and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Our audit committee is also responsible for the oversight of information security, including cybersecurity, risks. Significant related party transactions are considered by and require the approval of our audit committee before we enter into them, as required by applicable SEC rules and Nasdaq listing standards.

24 2023 Proxy Statement

Corporate Governance

Compensation Committee

During the year ended December 31, 2022, our compensation committee held seven meetings. The members of our compensation committee are currently Drs. Chapman and Healy, Mr. Rosenman, and Ms. Williams-Brinkley, each of whom our board of directors has determined qualifies as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards, and each of whom is an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as such term is defined under Rule 16b-3 of the Exchange Act. During the year ended December 31, 2022, Mr. Cozzens served as chair of the compensation committee, until his resignation from our board of directors in May 2022, subsequent to which Dr. Chapman was appointed, and currently serves as, chair of the compensation committee. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to company-wide compensation policies and programs, including oversight of human capital management matters. Among other matters, specific responsibilities of our compensation committee include evaluating the performance of our chief executive officer and our executive chairman and determining each of their compensation, determining the compensation of our other executive officers in consultation with our chief executive officer, and oversight of executive and senior management succession planning. In addition, our compensation committee administers our stock-based compensation plans, including granting equity awards and approving modifications of such awards, reviews and approves various other compensation and benefits policies and matters, and assists in the oversight of our human capital management strategies and practices, including in conjunction with the nominating, corporate governance and compliance committee as appropriate.

During the year ended December 31, 2022, our compensation committee engaged the compensation consulting services of the Human Capital Solutions subdivision of Aon plc (Aon), to advise the compensation committee regarding the amount and types of compensation that we provide to our executive and senior officers and directors and how our compensation practices compared to the compensation practices of other companies in our compensation peer group. Aon reports directly to the compensation committee. Aon does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Aon does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or Nasdaq listing standards.

Our chief executive officer may make recommendations on the form and amount of executive compensation (other than his own compensation), but the compensation committee makes the final decision and is not bound by our chief executive officer’s recommendations. Our compensation committee has delegated authority to a committee of executive officers to grant options and restricted stock units (RSUs) to, and to modify certain equity awards held by, individuals who provide services to us who (i) are not “officers” under Rule 16a-1(f) under the Exchange Act and (ii) do not report directly to our chief executive officer.

2023 Proxy Statement 25

Corporate Governance

Nominating, Corporate Governance and Compliance Committee

During the year ended December 31, 2022, our nominating, corporate governance and compliance committee held five meetings. The members of our nominating, corporate governance and compliance committee are currently Mr. Botha and Drs. Baynes and Marcus, each of whom is independent under the rules and regulations of the SEC and Nasdaq. During the year ended December 31, 2022, Dr. Monica Bertagnolli served as a member of the nominating, corporate governance and compliance committee, until her resignation from our board of directors in August 2022. Dr. Marcus serves as chair of the nominating, corporate governance and compliance committee. The nominating, corporate governance and compliance committee oversees, on behalf of our board of directors, matters relating to corporate and board governance, compliance and regulatory risks, and ESG matters. Specific responsibilities of our nominating, corporate governance and compliance committee include overseeing the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors, and the evaluation of the performance of our board of directors and individual directors; reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters; engaging regularly with company executives who are responsible for managing legal, compliance and regulatory risks; and reviewing ESG strategies and initiatives such as climate-related risks and initiatives and greenhouse gas data and projects.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating, corporate governance and compliance committee has adopted Policies and Procedures for Director Candidates. Stockholder recommendations for candidates to our board of directors must be received by December 31 of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed (i) by email to corpsec@natera.com and (ii) in writing to Natera, Inc., 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the board of directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of experience, other commitments and the like, personal references and an indication of the candidate’s willingness to serve.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2022, the compensation committee of our board of directors was comprised of Messrs. Cozzens (until his resignation from our board of directors in May 2022) and Rosenman and Drs. Chapman and Healy. None of our executive officers serves, or served during the year ended December 31, 2022, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

Meetings of the Board of Directors

The full board of directors met seven times during the year ended December 31, 2022. All directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during the year ended December 31, 2022.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to

26 2023 Proxy Statement

Corporate Governance

facilitate attendance by the members of our board of directors. Nine of our directors attended our annual meeting of stockholders in 2022.

Executive Sessions

Executive sessions of our independent directors are generally held at each regularly scheduled meeting of our board of directors and at other times they deem necessary. Our board of director’s policy is to hold executive sessions both with and without the presence of management. Our board committees also generally meet in executive session at each committee meeting.

Director Compensation

Our board of directors approves the form and amount of director compensation. Our compensation committee retains the services of Aon to advise it on the structure of our director compensation program and executive officers may make recommendations on the form and amount of director compensation, but the board makes the final decision and is not bound by compensation committee or executive officer recommendations.

Pursuant to our non-employee director compensation program, our non-employee directors are entitled to receive an initial equity award upon joining our board of directors, and annual equity awards thereafter. Pursuant to such compensation program, during the year ended December 31, 2022, non-employee directors were each entitled to an annual equity award valued at $250,000, to be granted on or as soon as reasonably practicable following our annual meeting of stockholders. Each such annual equity award vests in full following the completion of 12 months of continuous service as a member of our board of directors following the grant date. Additionally, pursuant to such compensation program, during the year ended December 31, 2022, any new non-employee directors were entitled to receive an initial equity award valued at $375,000, to be granted on or as soon as reasonably practicable following the date of such director’s initial election or appointment to our board of directors. Such initial equity award vests in equal annual installments over three years of continuous service following the director’s election to our board of directors. Each initial and annual equity award held by a non-employee director will become fully vested if we are subject to a change in control prior to the termination of a director’s service.

Each non-employee director may elect to receive: (i) 100% of the total dollar value of his or her initial and annual equity awards in the form of either restricted stock units (RSUs) or options to purchase shares of our common stock, or (ii) half of the total dollar value of his or her equity awards in RSUs and half in options. The number of RSUs covered by an award is determined based upon the average closing price per share of our common stock in the 30 calendar days prior to the date of grant. The number of shares underlying stock options is calculated based on the Black-Scholes value of our common stock on the date of grant, as a percentage of the closing price per share of our common stock (“Black-Scholes Percentage”) on the date of grant, applied to the average closing price per share of our common stock in the 30 calendar days prior to the date of grant. Each such option has a term of ten years (subject to earlier expiration upon the termination of the director’s service) and is granted with an exercise price equal to the closing price per share of our common stock on the grant date. Under our 2015 Equity Incentive Plan, under which equity awards are granted to our non-employee directors as well as to our employees, the aggregate grant date fair value of awards granted to a non-employee director may not exceed $500,000 in any one fiscal year of the Company, except that the grant date fair value of awards granted to a newly appointed non-employee director may not exceed $1,000,000 in the fiscal year of the Company in which such director is initially appointed.

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Corporate Governance

In addition, each non-employee director is eligible to receive compensation for his or her service on our board of directors and committees thereof consisting of annual cash retainers. The following table sets forth the annual cash retainer that each non-employee director was eligible to receive during the year ended December 31, 2022.

Position	Retainer ($)
Board Member	45,000
Lead Independent Director	35,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating, Corporate Governance and Compliance Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	7,500
Nominating, Corporate Governance and Compliance Committee Member	5,000
Audit Committee Observer	7,500

Under our non-employee director compensation program, as amended in March 2022, each non-employee director may elect to receive all or a portion of his or her annual cash retainer(s) in the form of either fully vested options to purchase, or fully vested RSUs covering, shares of our common stock. Such options or RSUs are granted by our compensation committee on a quarterly basis, in arrears, with an aggregate grant date fair value equal to the elected cash amount that otherwise would have been payable for such quarter. The number of shares subject to such options are computed in accordance with the Black-Scholes method described above; each such option has a term of ten years (subject to earlier expiration upon the termination of the director’s service) and is granted with an exercise price equal to the closing price per share of our common stock on the grant date. The number of shares subject to such RSUs are computed based on the average closing price per share of the Company’s Common Stock in the 30 days prior to the grant date.

In March 2022, each of Drs. Baynes, Bertagnolli, Chapman and Healy and Messrs. Cozzens and Rosenman elected to receive RSUs in lieu of their respective cash retainers for the remainder of 2022 and until they elect otherwise. Dr. Marcus elected to receive RSUs in lieu of one-half of her cash retainer, and continued to receive stock option awards in lieu of one-half of her cash retainer based on her prior election. Mr. Botha continued to receive stock option awards in lieu of his cash retainer, based on his prior election.

Pursuant to a March 2023 amendment to our non-employee director compensation program, effective as of the Annual Meeting, the value of each non-employee director’s annual equity award will be increased to $275,000 and the value of any initial equity award granted to a new non-employee director will be increased to $425,000. In addition, the annual cash retainer for board member service will be increased from $45,000 to $50,000. Our compensation committee viewed such increases to be reasonable and appropriate given the increase in director responsibilities and time commitment. Such increases were determined, based on guidance from Aon, to be consistent with our compensation committee’s philosophy to target the 75th percentile range of our compensation peer group for equity compensation.

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

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Corporate Governance

The following table sets forth information about the compensation for service during the year ended December 31, 2022 of each of the non-employee members of our board of directors who served as a director during such year. A non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain SEC rules. Other than as set forth in the table and described more fully below, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our board of directors for service during the year ended December 31, 2022. None of our employees who also served as members of our board of directors are included in the table below as such individuals did not receive any compensation from us for service as a director during the year ended December 31, 2022.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)(3)	($)(2)(4)	($)
Roy Baynes	50,888	145,565	196,878	393,331
Monica Bertagnolli*	26,425	291,131	—	317,556
Roelof Botha	84,916	—	393,755	478,671
Rowan Chapman	56,436	145,565	196,878	398,879
Todd Cozzens**	17,500	—	—	17,500
James Healy	63,620	145,565	196,878	406,063
Gail Marcus	65,482	291,131	—	356,613
Herm Rosenman	73,831	145,565	196,878	416,274
*	Dr. Bertagnolli resigned from our board of directors effective August 12, 2022.
**	Mr. Cozzens resigned from our board of directors effective May 26, 2022.
(1)

The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in 2022 as described above. Other than with respect to Mr. Cozzens, the non-employee directors received fully vested options or RSUs in lieu of all or a portion of their cash retainers. The following table summarizes the number of fully-vested RSUs or options granted to our non-employee directors in lieu of cash retainers for our fiscal year 2022 and includes the grant date fair value (computed in accordance with FASB ASC Topic 718) of each such award.

	Date of	Type of	Number of Shares	Grant Date Fair Value
Name	Grant	Award	Subject to Award	of Award ($)
Roy Baynes	7/8/2022	RSUs	344	13,925
	10/14/2022	RSUs	275	11,415
	1/13/2023	RSUs	312	13,048
Monica Bertagnolli	7/8/2022	RSUs	344	13,925
Roelof Botha	4/8/2022	Options	735	21,249
	7/8/2022	Options	884	21,222
	10/14/2022	Options	851	21,222
	1/13/2023	Options	793	21,223
Rowan Chapman*	7/8/2022	RSUs	361	14,613
	10/14/2022	RSUs	330	13,698
James Healy	7/8/2022	RSUs	430	17,406
	10/14/2022	RSUs	344	14,279
	1/13/2023	RSUs	390	16,310
Gail Marcus	4/8/2022	Options	281	8,124
	7/8/2022	Options	338	8,114
	7/8/2022	RSUs	223	9,027
	10/14/2022	Options	325	8,105
	10/14/2022	RSUs	178	7,389
	1/13/2022	Options	303	8,109
	1/13/2022	RSUs	203	8,489
Herm Rosenman	7/8/2022	RSUs	499	20,200
	10/14/2022	RSUs	399	16,562
	1/13/2023	RSUs	453	18,944
*	Pursuant to her election revert to cash compensation for her retainers beginning in 2023, Dr. Chapman’s quarterly retainer paid in January 2023 was in the form of cash instead of RSUs.

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Corporate Governance

(2)

The amounts in these columns include the aggregate grant date fair value of stock awards and option awards granted during the year ended December 31, 2022, computed in accordance with FASB ASC Topic 718 (other than with respect to those stock awards and option awards described under footnote (1) above). See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 1, 2023, for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

(3)	As of December 31, 2022, our non-employee directors held the following numbers of outstanding RSUs and options to purchase shares of our common stock:

Name	RSUs	Options
Roy Baynes	3,534	52,624
Monica Bertagnolli	—	—
Roelof Botha	—	23,297
Rowan Chapman	3,534	23,394
Todd Cozzens	—	—
James Healy	3,534	48,563
Gail Marcus	7,068	40,051
Herm Rosenman	3,534	158,994

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Corporate Responsibility and Sustainability

We seek to create positive environmental and social impacts by supporting our employees, connecting with our communities, and being prudent stewards over our Company. Additional information about our environmental, social and governance initiatives can be found on our website at www.natera.com/esg. We do not incorporate the information on, or accessible through, our website into this proxy statement or any other report we file with or furnish to the SEC, and you should not consider any information on, or accessible through, our website as part of this proxy statement or any other report we file with or furnish to the SEC.

Employee Well-Being

We are committed to attracting, retaining, developing, and nurturing a diverse workforce, which we believe is necessary in order to deliver upon our mission of changing the management of disease worldwide. Our development, performance, and compensation programs are designed to attract and reward talented, diverse individuals who possess the skills necessary to support our business objectives, assist in the achievement of our strategic goals and ultimately create long term value for our stockholders. We work to ensure pay equity by annually assessing our compensation practices and working with external compensation consultants to design and benchmark our program. We periodically conduct employee engagement surveys, the results of which inform internal company and management goals to help ensure impactful and meaningful actions in response to feedback received. Our annual employee evaluation process helps us to support developing employees as well as identify and cultivate high performers, and we have various initiatives underway to further develop leaders and managers. In 2022, Natera was certified by Great Place to Work® for the second year in a row.

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Corporate Governance

Community Involvement

We believe that it is important to make a difference by helping others in our communities. We pursue that goal through financial support and volunteering our time and talents. For example, Natera Nurtures is an employee-led initiative whose aim is to promote volunteering opportunities for employees; and the Green Team is an employee-led initiative to promote a culture of sustainability at our company. We have also partnered with organizations on various initiatives, such as donating surplus food to local nonprofits in order to benefit local communities as well as reduce our Scope 3 emissions.

Diversity and Inclusion

Embracing diversity is one of our company core values, as we believe that a broad range of perspectives and experiences is necessary to drive innovation and leadership. To this end, it is important to us to create an inclusive and equitable environment that represents a broad spectrum of backgrounds and cultures. Our diversity program focuses on the following pillars: education and awareness, mentorship and leadership development, networking, and workplace equality. We have two employee resource groups committed to furthering our efforts in this area. Women of Natera and our Diversity & Inclusion Group both serve as resources to the organization in fostering a culture of inclusion and diversity by providing a platform of networking, ongoing learning and exchange to support professional development and promote workplace equality and diversity. We are working towards a 2025 Environmental, Social and Governance (ESG) goal of all managers completing annual diversity training. In addition, we have a donation matching program that supports healthcare organizations that are committed to diversity and inclusion, whereby the company matches employee donations to March of Dimes, Health Equity Initiative and Ronald McDonald House Charities.

Sustainability

We recognize that in our work to improve the state of disease globally, it is important to develop and maintain a strong ethos of sustainability, responsibility, and stewardship with respect to environmental matters. We have policies and programs in place to comply with the requirements set forth in applicable local, state, and federal environmental policies, laws and regulations parameters set forth in such applicable policies, laws and regulations in the course of conducting our operations.

As part of our sustainability and ESG program, we have an executive steering committee responsible for overseeing sustainability projects to reduce the environmental impact of our laboratory operations, our corporate offices, and our supply chain. Our environmental sustainability program addresses, among others, emissions reduction; water and energy conservation; sustainability in supply chain management; waste reduction; employee engagement; and sustainable building design and operations. In particular, we have established Scope 1, 2 and 3 intensity reduction targets as part of our broader climate action plan, which is incorporated into our 2025 ESG goals.

2023 Proxy Statement 31

Executive Officers

The following table provides information concerning our executive officers as of April 1, 2023:

Name	Age	Position(s)
Steve Chapman	44	Chief Executive Officer, President and Director
Michael Brophy	43	Chief Financial Officer
Daniel Rabinowitz	54	Secretary and Chief Legal Officer
Matthew Rabinowitz	50	Executive Chairman

Steve Chapman. See biographical information set forth above under “Proposal One — Election of Directors — Information Regarding the Nominees and Other Directors.”

Michael Brophy has served as our Chief Financial Officer since February 2017. Previously, he served as our Senior Vice President, Finance and Investor Relations since September 2016, and prior to that, as our Vice President, Corporate Development and Investor Relations since September 2015. Prior to joining Natera, Mr. Brophy served as an executive director from January 2014 to September 2015, and as a vice president from 2011 to 2013, in the investment banking division at Morgan Stanley where he focused on advising corporate clients in the life science tools and diagnostics sector. Mr. Brophy holds an M.B.A. from the University of California, Los Angeles and a Bachelor of Science in Economics from the United States Air Force Academy.

Daniel Rabinowitz has served as our Secretary and Chief Legal Officer since April 2021, prior to which he served as our Secretary and General Counsel. Prior to joining Natera in 2004, Mr. Rabinowitz was a corporate partner at the law firm McDermott, Will & Emery from 2001 to 2004, and, before that, was also a corporate lawyer at the law firm Davis Polk & Wardwell from 1994 to 2001. Mr. Rabinowitz holds a Bachelor of Arts degree and a Bachelor of Laws degree from the University of the Witwatersrand, South Africa, and a Master of Laws degree from New York University School of Law.

Matthew Rabinowitz. See biographical information set forth above under “Proposal One — Election of Directors — Information Regarding the Nominees and Other Directors.”

2023 Proxy Statement 32

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis (CD&A) describes the philosophy, objectives, process, components and material aspects of our 2022 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for the following individuals who were our “named executive officers” (NEOs), during our 2022 fiscal year:

Name	Position
Steven L. Chapman	Chief Executive Officer (CEO)
Michael B. Brophy	Chief Financial Officer (CFO)
Robert A. Schueren*	Chief Operating Officer (COO)
Daniel Rabinowitz	Chief Legal Officer (CLO)
Matthew Rabinowitz	Executive Chairman
*

As part of our succession planning, Mr. Schueren’s role with us transitioned over the course of March 2023, with gradually reducing duties and responsibilities, into a part-time role with us of two days per week. As a result of the foregoing, our board of directors determined that, effective as of February 24, 2023, Mr. Schueren is no longer one of our Section 16 officers.

Quick CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Determination Process	Section III
Components of our Compensation Program	Section IV
Additional Compensation Policies and Practices	Section V

I.Executive Summary

Company Overview

We are a diagnostics company with proprietary molecular and bioinformatics technology that we are applying to achieve our goal of making personalized genetic testing and diagnostics part of the standard of care to protect health and inform earlier and more targeted interventions that help lead to longer, healthier lives.

Our initial focus was in the women’s health space, in which we develop and commercialize non- or minimally- invasive tests to evaluate risk for, and thereby enable early detection of, a wide range of genetic conditions, such as Down syndrome. Our technology is now also being proven in the oncology market, in which we are commercializing, among others, a personalized blood-based DNA test to detect molecular residual disease and monitor for disease recurrence, as well as in the organ health market, with tests to assess organ transplant rejection. Since 2009, we have launched a comprehensive suite of products to improve patient care outcomes in women’s health, oncology and organ health. We intend to continue to enhance our existing products, expand our product portfolio and launch new products in the future. We seek to enable even wider adoption of our technology through our global cloud-based distribution model. In addition to our direct sales force in the United States, we have a global network of over 100 laboratory and distribution partners, including many of the largest international laboratories. We are committed to generating peer-reviewed clinical evidence for our tests, and have published over 75 publications in women’s health, 40 in oncology, and over 20 in organ health.

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Executive Compensation

We launched Panorama, our NIPT, in 2013 and have since gone from being the fourth company to enter the NIPT market to being the market leader by volume in the United States. We launched our Horizon carrier screening test in 2012. Panorama and Horizon together represented a majority of our revenues in 2022.

2022 Select Business Highlights

2022 was another very successful year for us, driven by strong performance in our financial and operating results, clinical data generation, commercial activities, and company milestones, including the key accomplishments listed below.

●	Total revenues were $820.2 million, a 31% increase over the prior year and exceeding our revenue guidance for the year, driven primarily by a 32% increase in tests processed over the prior year

●	Gross profit (calculated as generally accepted accounting principles (GAAP) total revenues less GAAP cost of revenues) was $364 million, compared to $307 million in 2021, representing a gross margin of 44.4%
●	We continued to demonstrate our data leadership with another strong year of clinical data generation across all areas of our business, which resulted in readouts, presentations and publications of important study data in 2022 and early 2023. Highlights include:
o	Publication of our SNP based Microdeletion and Aneuploidy RegisTry (SMART) study, the largest prospective NIPT study to date, in the American Journal of Obstetrics and Gynecology highlighting strong performance for 22q microdeletion syndrome “in a diverse, real-world population”
o	Publication of the prospective, multi-site CIRCULATE study, which demonstrated Signatera’s ability to predict chemotherapy benefit in colorectal cancer, as the cover and lead publication in the January 2023 issue of Nature Medicine
o	Publication of the Trifecta study for Prospera Kidney, the largest prospective, multisite, fully biopsy matched study to date, in Transplantation

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Executive Compensation

●	We saw positive momentum in professional society guidelines – notably:
o	American College of Medical Genetics guideline supporting offering screening for 22q microdeletion syndrome
o	National Society of Genetic Counselors guideline recommends expanded carrier screening be made available to all individuals considering reproduction and all pregnant pairs
o	International Society for Heart and Lung Transplantation guidelines recommending dd-cfDNA testing for ongoing rejection monitoring of heart transplant recipients
●	We continued to make strides in payor coverage for our Signatera molecular residual disease (MRD) test receiving the fourth and fifth Medicare coverage decisions for Signatera
●	We raised over $377 million in a follow-on equity offering
●	We published our inaugural environmental, social and governance (ESG) report, including our 2025 ESG goals
●	We were named to Fast Company’s annual list of the World’s Most Innovative Companies for 2022, ranking sixth in the Health category for our Signatera test

2022 Say on Pay Vote and Stockholder Engagement

At the 2022 annual meeting of stockholders, our stockholders approved the compensation of our NEOs on an advisory basis, with approximately 51.8% of the votes cast “For” such approval. The compensation committee and our board of directors reviewed the result of the Say on Pay vote and determined that we should conduct stockholder outreach to better understand the concerns and perspectives of our stockholders.

Our board of directors, including the compensation committee, and management, believe that directly engaging with stockholders is a critical process for receiving and understanding feedback on subjects that matter most to them. As discussed in further detail under “Stockholder Engagement,” we conducted an extensive outreach initiative following our 2022 annual meeting, reaching out to our top 57 stockholders, representing approximately 82% of our outstanding shares, to invite them to share their feedback regarding our executive compensation programs, corporate governance matters, and other topics.

As a result of our outreach, we spoke to 53 stockholders representing approximately 73% of our shares. We received valuable commentary and insights from stockholders regarding our executive compensation practices and disclosure, which we shared and discussed with our board of directors, including the compensation committee. We also engaged with the research teams at proxy advisory firms Institutional Stockholder Services Inc. and Glass Lewis & Co. to obtain their feedback and conduct open dialogue regarding our programs and practices. Topics covered and results of the dialogue are highlighted under “Stockholder Engagement,” and include the topics below relating to executive compensation matters. Because our executive compensation program is continuously refined based on collaboration with our stockholders, we believe the program takes into consideration the input of our stockholders and the compensation committee’s views of the programs and policies that will effectively motivate executive officers to achieve goals, resulting in the creation of long-term stockholder value.

2023 Proxy Statement 35

Executive Compensation

Engagement Topic	Updates & Dialogue
Special or one-time equity awards

Dialogue with stockholders regarding prior long-term incentive awards, highlighting our ambitious performance milestones designed to align with stockholder interests; feedback was positive and supportive of this approach and philosophy

Despite positive feedback on the nature and spirit of the prior special equity awards, our compensation committee has committed to structuring the executive compensation program with the aim of avoiding or limiting the need for special equity awards in the future. There is enhanced disclosure in this Compensation Discussion & Analysis to emphasize that the compensation committee does not generally intend to use this tool, and would only do so judiciously and only in rare circumstances as may be warranted. In the event such grants are made, there will be enhanced disclosure of the rationale for such grants

No special equity grants were made in 2022; our compensation committee granted only standard annual equity grants and grants made in lieu of cash compensation

Alignment between executive pay and company performance, relative to peers

Positive stockholder engagement regarding executive compensation and our performance, highlighting our consistent outperformance compared to high-growth diagnostic peers, Nasdaq Biotechnology Index, Nasdaq Composite Index

We have provided in this proxy, and plan to continue to provide, enhanced disclosure regarding our compensation committee’s rationale for compensation decisions, as well as regarding our performance (total stockholder return) compared to peers

Performance measurement periods less than three years

Engagement with stockholders regarding our compensation committee’s practice of designing long-term incentive goals to be ambitious and challenging, but reasonably achievable with substantial effort; stockholder feedback was positive and aligned with this philosophy

Beginning in 2023, our compensation committee will transition to a performance metric for performance-based RSUs based on three-year cumulative revenue, with no payouts until the completion of the entire performance period

Single-trigger change in control benefits for an NEO	In April 2023, we entered into an amendment to Dr. Rabinowitz’s employment agreement which, among other matters, removed his single-trigger change in control provision
Insufficient clawback policy	In 2023, we will adopt a clawback policy in compliance with SEC regulations and Nasdaq listing requirements

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Executive Compensation

2022 Target Pay Mix

For our NEOs, the 2022 target pay mix reflects the compensation committee’s executive compensation philosophy (as discussed below) by emphasizing both short- and long-term incentives and objectives. The compensation committee allocated the compensation of our NEOs among base salary, target annual cash incentives, and long-term equity incentives in the form of both performance-based RSUs and time-based RSUs. The values and allocations were determined by the compensation committee with reference to the allocations among such elements at our compensation peer group companies, taking into consideration our philosophy of emphasizing long-term incentives over cash compensation.

In 2022, our CEO’s pay mix comprised 93% variable, at-risk compensation, compared to a compensation peer group average of 88%, and 50% of his total target compensation was performance-based. Our other NEOs’ pay mix comprised 89% variable, at-risk compensation, and 47% of total target compensation was performance-based.

Each compensation element is discussed below and set forth in more detail in the 2022 Summary Compensation Table and 2022 Grants of Plan-Based Awards Table below.

Key Aspects of the 2022 Executive Compensation Program

Base Salaries. In 2022, the base salary of our Executive Chairman remained unchanged. As further discussed under “Compensation Program Components—Base Salary” below, our CEO’s salary has historically been below the median of our compensation peer group, at the 19th and 25th percentiles of our peer group in 2020 and 2021, respectively. In a continued effort to bring our CEO’s base salary into alignment with the median of the competitive market and to recognize the efforts that resulted in our strong financial performance, our compensation committee increased our CEO’s base salary for 2022 from $525,000 to $675,000. Base salaries of our other NEOs were increased by 3.5%, to recognize their efforts that contributed to the Company’s strong performance, and for cost of living increases.

Annual Cash Incentives. As in prior years, our compensation committee utilized company financial metrics as the performance goals for its annual cash incentive program. Our compensation committee worked closely with management and with guidance from its independent compensation consultant to establish the targets and goals, setting them at levels that it considered rigorous and challenging, requiring substantial effort to achieve, appropriately incentivizing performance, and taking into account the relevant risks and opportunities.

The financial performance metrics consisted of the following components:

(i)	Revenue, weighted at 55%,
(ii)	Product Gross Margin, weighted at 35%, and

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(iii)	Operating Cash Flow, weighted at 10%.

Our compensation committee set challenging threshold and target revenue goals of $725.5 million and $853.6 million, respectively, which represented year-over-year growth of approximately 16% and 36%, respectively, over our 2021 performance. The product gross margin threshold and target goals were set at 38.1% and 47.6%, respectively. The operating cash flow threshold and target goals were set at $(518.1) million and $(414.5) million, respectively. All three goals were designed to require substantial effort, taking into account the extensive investments and operating goals planned for the year. Our compensation committee selected these metrics to incentivize the executive officers in the critical strategic priorities determined by our board of directors, consisting of top line revenue growth, operating profitability and cash flow management. The intent of each of the minimum threshold goals was to help motivate performance for what were considered challenging goals, and to reward efforts that may have resulted in substantial, though not complete, achievement of the target metrics.

As described above, we grew total revenue in 2022 by 31% to $820.2 million, driven primarily by a 32% increase in volumes during the year. Our product gross margin decreased slightly, to 44.4%. Our operating cash flow decreased to $(478.7) million. Our achievement on each of these performance metrics in 2022 was between the threshold and target goals, which we believe reflects the rigor and appropriateness of the 2022 target goals. Based on these financial results, the compensation committee determined that overall weighted company financial achievement relative to the goals was 84.2% of target, as further discussed in the section below titled “Annual Cash Incentive Plan”.

2022 Long-Term Incentives. In 2022, the long-term incentive equity awards granted to our NEOs were allocated equally between performance-based and time-based awards.

The long-term incentive awards granted to our Executive Chairman were in the form of time-based stock options and performance-based stock options (PSOs), and the long-term incentive awards granted to our other NEOs were in the form of time-based RSUs and performance-based RSUs (PSUs).

Each performance-based award requires the achievement of an annual revenue target designed to be achievable, with substantial effort, within three years of the date of grant; and the time-based stock options and RSUs vest incrementally over four years, consistent with our standard vesting schedule, subject to continued service. Our compensation committee believes that the combination of performance-based and time-based awards incentivizes both the achievement of business and operational goals as well as continued service and retention.

Our compensation committee did not award any special or one-time equity grants to our NEOs in 2022.

II. Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:

Reward the achievement of specified performance goals (pay for performance): Our compensation committee has designed our executive compensation program to include both cash and equity incentives tied to performance goals to motivate our executive officers to achieve key business objectives by tying the value of the compensation they receive to our performance relative to these business objectives.

Align our executive officers’ interests with those of our stockholders through long-term incentives linked to revenue growth and enhancement of stockholder value that also facilitate executive retention: Our compensation committee uses equity for long-term incentive opportunities in order to motivate and reward executive officers to (i) deliver sustained long-term value to stockholders and (ii) achieve multiyear strategic goals, such as revenue growth and growth in our market valuation. Our compensation committee believes using equity based on a mix of time- and performance-based goals creates strong alignment between the interests of our executive officers and those of our stockholders.

Attract, retain and motivate superior executive talent with market competitive compensation: We must compete for executive talent in the fiercely competitive biopharmaceutical and technology industries in Austin, Texas and

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Silicon Valley, California. We seek high-caliber executive officers and managers who have diverse experience, expertise, capabilities and backgrounds to manage our business and carry out our strategy. Our compensation committee references the amounts and compensation structures of executive officers in the companies in our compensation peer group and in industry surveys in connection with recruiting our executive officers and determining competitive pay levels.

Compensation Program Governance

Our compensation committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do
Pay for Performance	The significant majority of our executive compensation is variable and at-risk, with a substantial portion that is performance-based.
Diverse and Balanced Short- and Long-Term Compensation

The allocation of incentives among the annual cash incentive plan and long-term equity awards incentivizes performance to reach shorter-term goals without over-emphasizing short-term performance at the expense of achieving long-term goals.

Combination of Balanced Performance Metrics	To ensure that no single measure affects compensation disproportionately, we use a diverse set of financial and operational performance goals in the design of our compensation program.
Independent Compensation Consultant	To provide information and advice for use in compensation committee decision-making, our compensation committee has engaged an independent compensation consultant.
Peer Data

For compensation decisions, we maintain and reference a peer group of companies based on industry, revenue, development stage, market capitalization and geography, reviewing and updating this compensation peer group periodically and as necessary or appropriate.

Cap Bonus Payouts; Fixed Equity Grants	We generally grant equity by reference to a specified dollar value. Our annual cash incentive plan has an upper limit on the amount of cash that may be earned.
Risk Assessment	We conduct an annual risk assessment of our compensation program.
Stock Ownership Guidelines	Our executive officers and directors are subject to guidelines to maintain certain levels of stock ownership.
What We Don’t Do
No Hedging of Our Securities	We prohibit employees and non-employee directors from engaging in hedging or short sale transactions in our securities.
No Excessive Perks	We do not provide any perquisites to executive officers.
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups.

III. Compensation Determination Process

Role of the Compensation Committee

Pursuant to its charter, our compensation committee was established by our board of directors to assist with its oversight of the forms and amounts of compensation for our CEO and our other executive officers. Specifically, our compensation committee reviews annually and determines the appropriate compensation levels for our CEO and Executive Chairman and, in consultation with our CEO, our other executive officers, including base salaries, cash and equity-based incentive compensation, and employment or severance or change in control agreements.

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Our compensation committee establishes annual corporate goals and objectives for our CEO and other executive officers, in consultation with our management, and evaluates performance against such goals. Such goals and objectives also form the framework for the incentive compensation program applicable to our employees.

Our compensation committee also administers our incentive plans for employees and other service providers, including our equity incentive plans, although it has delegated to our CEO and CFO joint authority to approve certain equity award grants and modifications (other than to our directors and executive officers) within established and specified guidelines and limitations. Finally, our compensation committee recommends to our board of directors for its approval the form and amount of compensation to be paid to the non-employee members of our board of directors.

Our compensation committee believes that the total compensation paid to our executive officers should be fair, reasonable and competitive, and that a significant portion of the total compensation should be tied to our annual and long-term performance.

Role of the Independent Compensation Consultant

Our compensation committee believes it is useful to obtain independent, objective expertise and counsel in connection with fulfilling its duties, and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties.

Our compensation committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (Aon), as its independent compensation consultant for 2022 compensation decisions. Aon reports directly to our compensation committee, and our compensation committee has the sole authority to retain, terminate and obtain the advice of Aon at our expense.

For 2022, Aon reviewed and advised on all principal aspects of our executive and non-executive compensation programs, including:

●	assisting in developing a peer group of publicly traded companies to help assess our compensation programs;
●	assisting in developing a competitive compensation strategy and consistent executive and non-executive compensation assessment practices relevant to a public company, including review and recommendation of our performance-based cash and equity-based incentive programs, as well as the equity strategy for the Company covering type of equity, dilution, and grant levels;
●	meeting regularly with our compensation committee to review all elements of executive compensation, including the competitiveness of the executive compensation program against peer companies; and
●	supporting our executive compensation disclosures, including the Compensation Discussion & Analysis.

When making decisions about our executive compensation program, while our compensation committee takes into consideration the review and recommendations of Aon, ultimately our compensation committee makes its own independent decisions in determining our executives’ compensation.

Pursuant to SEC and Nasdaq rules, our compensation committee assessed the independence of Aon. Our compensation committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence in doing so. Our compensation committee also considered the nature and amount of work performed for it and the fees paid for those services in relation to the firm’s total revenues. Our compensation committee concluded that Aon was independent and that there were no conflicts of interest on the basis of its consideration of the foregoing and other relevant factors.

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Compensation Peer Groups and Peer Selection Process

Relevant market and benchmark data provide a solid reference point and helpful context for making executive compensation decisions. When making decisions about structure and component mix in designing our executive compensation program, our compensation committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of comparable peer companies, as derived from public filings and other sources.

With the assistance of Aon, our compensation committee developed a compensation peer group using the following criteria: life sciences industry with an emphasis on companies in the genetic testing / bioinformatics space, revenue, market capitalization, stage of development, headcount, and geography.

In an effort to maximize the appropriateness and thus usefulness of the compensation peer group, and in light of our growth, our compensation committee made certain changes to the criteria used to select the compensation peer group for 2022 from the criteria used to determine such peer group for 2021. Taking into consideration our growth, our compensation committee revised the peer selection criteria as follows: (i) the revenue criteria was adjusted to reflect a range of approximately one-third to three times our operating plan, and (ii) the market capitalization criteria was adjusted to reflect a range of one-third to three times our trailing 30-day average market capitalization, in each case at the time of the analysis. Our compensation committee removed companies in the existing compensation peer group that were positioned at the bottom end or below the revised selection criteria in one or more metrics, and added companies that were aligned with the revised criteria. These changes, in the aggregate, resulted in a composite compensation peer group that positioned Natera around the median of the updated peer group. Additionally, the revenue and market capitalization metrics of the approved compensation peer group represented a more conservative range than the selection criteria.

	Market Cap	Revenue
Peer Company Statistics (At the Time of Approval)	($mm)	($mm)(1)
25th percentile	$3,841.2	$308.4
Median	$5,593.9	$433.0
75th percentile	$13,046.9	$757.6
Natera, Inc.	$9,974.6	$449.3
Natera’s Percentile Rank vs. Peers	64th %ile	58th %ile
(1)	Represents trailing 12-month revenues at the time of analysis.

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For 2022, based on the revised criteria, our compensation committee removed Amicus Therapeutics, Cardiovascular Systems, Emergent BioSolutions, Fibrogen, Ironwood Pharmaceuticals, Model N, and Supernus Pharmaceuticals and added Abiomed, Bio-Techne, Insulet, Masimo, NovoCure, and Repligen, each of which met the revised selection criteria. The compensation peer group referenced for decisions relating to 2022 executive compensation consisted of the following companies:

10x Genomics, Inc.	NanoString Technologies, Inc.
Abiomed	NeoGenomics, Inc.
Bio-Techne	Nevro Corp.
CareDx, Inc.	New Relic, Inc.
Exelixis, Inc.	NovoCure
Glaukos Corporation	Penumbra, Inc.
Guardant Health, Inc.	PTC Therapeutics, Inc.
Insulet	Qualys, Inc.
Invitae Corporation	Quidel Corporation
iRhythm Technologies, Inc.	Repligen
Luminex Corporation	Veracyte, Inc.
Masimo

Our compensation committee has committed to review the compensation peer group annually, consistent with best practices for corporate governance.

Role of Management

Our compensation committee works with members of our management, including our CEO, and our human resources, finance and legal professionals. Our CEO provides recommendations to our compensation committee regarding most compensation matters, including executive compensation and our annual and long-term incentive programs, and participates in discussions and decisions regarding compensation of our other executive officers. Our CEO, with members of our management, assists our compensation committee by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters for each executive officer, except for our CEO, whose performance is evaluated, and compensation determined, solely by our compensation committee. Our CEO is not present during voting or deliberations on his compensation. Our compensation committee does not delegate any of its responsibilities to others in setting the compensation of our executive officers.

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IV. Compensation Program Components

2022 Components

Our compensation committee utilizes the components of compensation set forth in the chart below to achieve its executive compensation program objectives. Our compensation committee regularly reviews all components of the program in order to ensure continued alignment between each executive officer’s total compensation and our compensation philosophy and objectives and that each component is serving a purpose in supporting the execution of our overall company strategy and our goal of enhancing long-term stockholder value.

Element	Description	Purpose
Base Salary	Fixed cash compensation based on each executive officer’s role, individual skills, experience, performance, positioning relative to competitive market and internal equity.	Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain superior executive talent and maintain a consistent, stable leadership team.
Short-Term Incentives: Annual Cash Incentive Opportunities

Variable cash compensation based on the level of achievement of certain pre-determined annual performance objectives tied to company and individual performance.

Performance metrics typically include financial objectives.

Performance against company financial goals must be at least 75-85% of target in order to earn any credit toward a payout with respect to that goal.

Cash incentives based on company performance are capped at a maximum of 120% of base salary.

Annual cash incentive opportunities are designed to align our executive officers in pursuing our short-term goals; payout levels are generally determined based on actual financial results and the degree of achievement of company and individual performance.

Long-Term Incentives: Equity-Based Compensation

Variable equity-based compensation.

Performance-based equity: PSUs and PSOs that vest based on the attainment of performance goals.

Time-based equity: RSUs and stock options that vest over time based on continued service.

Equity-based compensation is designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders, as well as to attract and retain executive officers for the long term.

Base Salary

Base salaries help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team and provide fixed compensation to executive officers. Base salaries vary among executive officers based on a variety of considerations, including skills, experience, achievements, performance and the competitive market for the position, and are individually determined according to each executive officer’s areas of

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responsibility, role and experience. Our compensation committee’s philosophy with respect to NEO total cash compensation is to target the 25th to 50th percentile range of our compensation peer group.

Our compensation committee determined that our CEO’s target total cash compensation (comprising base salary and target incentive bonus opportunity) has been below the median of our compensation peers in prior years – positioned at the 8th and 5th percentiles of our compensation peer groups in 2019 and 2020, respectively – and has incrementally increased his base salary and target incentive bonus opportunity to bring his target total cash compensation closer to alignment with the median of our compensation peer group. In 2020, our CEO’s base salary was positioned at the 19th percentile of our compensation peer group; in 2021, his base salary was positioned at approximately the 25th percentile of our compensation peer group. In 2022, our CEO’s base salary was increased, resulting in a 2022 base salary positioned at the 43rd percentile of our compensation peer group. The following graph illustrates a historical perspective of our CEO’s base salary as a percentile relative to our compensation peer group for each year since he became our CEO in 2019:

Our other NEOs, other than the Executive Chairman (whose salary was set in his amended employment agreement in 2021), received modest increases in order to maintain alignment with our compensation peer group, and which increases were generally consistent with our overall employee population. The following were the annual base salaries of our NEOs for 2022, including a comparison to 2021.

NEO	2021 Base Salary ($)	2022 Base Salary ($)
Steven L. Chapman	525,000	675,000
Michael B. Brophy	433,400	448,500
Robert A. Schueren	458,400	474,400
Daniel Rabinowitz	380,000	393,300
Matthew Rabinowitz	333,000	333,000

In March 2022, to express their confidence in our strong fundamentals and future business outlook, certain of our NEOs elected to receive their base salaries for the remainder of 2022 in the form of RSUs instead of cash. In connection with such elections, our compensation committee approved the grant of RSUs to each of Messrs. Chapman, Brophy and Schueren and Dr. Matthew Rabinowitz for the number of shares of our common stock indicated in the table below, which have a grant date fair value equal to each such executive’s salary for the remainder of 2022, calculated based on our closing price on the Nasdaq Stock Market on March 11, 2022, the date such elections were made and approved by our compensation committee. The RSUs vested in full on

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December 31, 2022, and were subject to each such executive’s continuous service to the Company through the vesting date.

		RSUs
		Granted
Executive Officer	2022 Remaining Base Salary	(#)
Steve Chapman	$468,814	13,708
Michael Brophy	$311,494	9,108
Robert Schueren	$329,483	9,634
Matthew Rabinowitz	$231,295	6,763

From time to time, our compensation committee may consider and approve base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries, but may also include a change in our compensation peer group or the broader competitive market, change of role or responsibilities, recognition for achievements and performance, or market trends. Our compensation committee establishes initial base salaries for newly-hired executive officers through arm’s-length negotiations at the time the executive officer is hired, taking into consideration the factors described above.

Annual Cash Incentive Plan

To focus and incentivize our executives to achieve short-term corporate financial performance objectives and reward performance and our overall success, with the intent ultimately of increasing stockholder value, a portion of each NEO’s compensation is tied to the achievement of our annual goals. Our NEOs are eligible to receive annual cash incentive awards, with the target bonus opportunity determined as a percentage of their base salary. The amount of the payout, if any, under the annual incentive plan is based upon achievement relative to company performance targets, and for NEOs other than our CEO and Executive Chairman, individual performance.

The following were the target bonus opportunities of our NEOs, effective March 1, 2022, as a percentage of their respective 2022 base salaries, as well as the relative weighting of company and individual performance for purposes of calculating their annual cash incentive payout.

	Target Incentive Bonus	Company Performance	Individual Performance
NEO	(% of Base Salary)	(%)	(%)
Steven L. Chapman	100	100	—
Michael B. Brophy	50	80	20
Robert A. Schueren	50	80	20
Daniel Rabinowitz	45	50	50
Matthew Rabinowitz	50	100	—

As noted above, our compensation committee has determined that our CEO’s target total cash compensation has historically been below the median of our compensation peers – positioned below the 10th percentile prior to 2021 – and therefore has gradually and incrementally increased our CEO’s target incentive bonus opportunity to bring his target total cash compensation closer to alignment with the median of our compensation peer group. In 2021, our compensation committee began to incrementally increase our CEO’s target incentive bonus opportunity by increasing it to 80% of base salary, such that his target total cash compensation (exclusive of equity grants) was positioned at approximately the 25th percentile of our compensation peer group, and in 2022 further incrementally increased our CEO’s target opportunity to 100% of base salary to position his target total cash compensation (exclusive of equity grants) modestly above the 50th percentile of our compensation peer group. The following graph illustrates a historical perspective of our CEO’s target total cash compensation as a percentile relative to our compensation peer group for each year since he became our CEO in 2019:

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Company Performance

Our achievement against three financial metrics determines the amount of the payout, if any, under the company performance element of the annual cash incentive plan.

Our compensation committee selected the financial metrics of revenue, product gross margin, and operating cash flow to focus executive officers on the critical strategic priorities of top line revenue growth, operating profitability and cash generation.

●	Revenue (weighted 55%). Our compensation committee emphasized revenue growth as the highest priority in light of our stage of development and market opportunity. We generate revenues primarily from the sale of our Panorama and HCS tests. Our two primary distribution channels are our direct sales force and our laboratory partners.
●	Product Gross Margin (weighted 35%). Product gross margin is defined as GAAP total revenues less GAAP cost of revenues divided by GAAP total revenues, and is a key measure of our profitability.
●	Operating Cash Flow (weighted 10%). Cash flow represents the difference between our cash balance at the beginning of the year and at the end of the year, excluding cash provided by financing activities.

In setting the performance metric levels, our compensation committee chose target goals that it considered rigorous and challenging and that took into account the relevant risks and opportunities, and our business objectives. In particular, our compensation committee reviewed the relevant financial objectives set as a result of the development of the fiscal year budget, considering various risks of achieving specific actions that underlie the targets, the implied performance relative to prior years, and risks associated with various macroeconomic factors.

Our compensation committee also set a threshold performance goal for each financial metric below which no payout would be earned for such metric, and maximum payout amounts for each metric. The intent of the threshold performance goal was to help motivate performance for what were considered challenging goals, and to reward efforts that may have resulted in substantial, though not complete, achievement of the metrics. The thresholds and maximums for each metric are set forth in the table in “—Achievement” below.

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Achievement

Based upon a review of our audited financial results and performance for 2022, our compensation committee confirmed achievement of our company performance goals as set forth in the “Metric Achieved” column in the table below, resulting in an overall weighted average payout of 84.2% for such goals.

	Relative
	Weighting					Achievement	Weighted Payout
Performance Metric	(%)	Threshold	Target ($)	Maximum	Metric Achieved	(% of target)	(% of target payout)
Revenue	55	$725.5 million	$853.6 million	$981.6 million	$820.2 million	96.1%	87.0%
Payout Percentage (% of Target)		85%	100%	115%
Product Gross Margin	35	38.1%	47.6%	57.1%	44.4%	93.2%	83.1%
Payout Percentage (% of Target)		80%	100.0%	120%
Cash Burn	10	$(518.1) million	$(414.5) million	$(310.9) million	$(478.7) million	86.6%	73.2%
Payout Percentage (% of target)		75%	100%	125%
Payout		50%	100.0%	120%			84.2%

Individual Performance

Under the 2022 annual cash incentive plan, the NEOs other than the CEO and Executive Chairman were also incentivized by an individual performance measure. This component of the executive compensation program is included to provide for a well-rounded assessment of executive performance encompassing leadership and the broad spectrum of responsibilities inherent in senior executive roles, resulting in an improved correlation of pay and performance.

With respect to Messrs. Brophy, Schueren, and D. Rabinowitz, our compensation committee, based on the recommendation of our CEO, determined achievement of the individual performance component of their incentive compensation to be 100% of target, based on the accomplishments and high performance of such NEOs during the year in their respective areas of responsibility as well as in their contributions to our overall success.

Payout

Our compensation committee determined the cash incentive compensation payout for 2022 performance based on achievement of the company and individual performance elements described above, in accordance with each NEO’s weighting for each element. The total cash incentive compensation paid to each NEO for 2022 performance is set forth in the following table.

	Total	Financial Performance Goals		Individual Performance Factor			Total Actual*
	Target*			Target	Achievement	Payout	Award	Total Payout
Executive Officer	Bonus ($)	Target ($)	Payout ($)	($)	(%)	($)	($)	(% of Target)
Steve Chapman	633,781	633,781	533,834	N/A	N/A	N/A	533,834	84.20
Michael Brophy	223,029	178,423	150,293	44,606	100	44,608	194,901	87.40
Robert Schueren	235,875	188,700	158,942	47,175	100	47,175	206,117	87.40
Daniel Rabinowitz	176,030	88,015	74,135	88,015	100	88,015	162,150	92.10
Matthew Rabinowitz	167,000	167,000	140,664	N/A	N/A	N/A	140,664	84.20
*

Consistent with our compensation practices applicable to all employees, base salary changes were effective as of January 1, 2022 and target incentive amount changes were effective as of March 1, 2022. As such, except with respect to Dr. Matthew Rabinowitz, whose target incentive amount did not change during the year, the total target amounts listed represent, and actual amounts calculated are based on, prorated amounts for the year reflecting the change in target incentive amounts on March 1, 2022.

Long-Term Incentives

Long-term equity incentives represent the largest component of the executive compensation program. The long-term incentive opportunity is designed to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders. Our compensation committee has found equity vehicles to be effective in aligning the interests of management, including our NEOs, to company financial and business performance and to the creation of overall stockholder value, and to appropriately reward executives for growing our business. Long-term incentive awards are granted annually as a component of executive

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compensation; in addition, our compensation committee generally also grants long-term incentive awards to individuals who are promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities and to incentivize such individual accordingly, as well as in situations involving a leadership transition, or to newly-hired executive officers. Our compensation committee has committed to structuring the executive compensation program with the aim of avoiding or limiting the need for equity awards beyond those described in the foregoing; any such special equity awards would be granted judiciously and only in rare circumstances as may be warranted, with enhanced disclosure of the rationale for any such grants.

We utilize both performance-based and time-based equity awards. Our performance-based equity awards comprise 50% of each NEO’s target equity grant, and vest upon the achievement of specified business goals. Our compensation committee believes that a 50/50 mix of performance-based and time-based awards appropriately balances the incentives of achieving business and operational goals with continued service and retention. These equity incentives are a critical component of our executive compensation program and support a compensation philosophy that emphasizes pay that rewards performance.

Because executive officers will generally only receive value from the time-based and performance-based equity awards if they remain employed by us over the required term, long-term equity incentives promote retention and foster an ownership culture among our executive officers, as they are also stockholders with a personal stake in the value they are incentivized to create.

In 2022, our NEOs received PSUs complemented by time-based RSUs, except for our Executive Chairman who received PSOs complemented by time-based stock options.

Equity Vehicle	Vesting Condition	Rationale for Use
Performance-based equity awards (PSUs and PSOs), comprising 50% of the annual refresh award	Annual revenue target, designed to be achievable, with a substantial degree of effort, within the 3-year performance period	Focuses executive leadership team on singular goal of growing top line revenues and expanding market share to fuel further growth
Time-based equity awards (RSUs and stock options), comprising 50% of the annual refresh award	4-year period; 25% vests 12 months after the grant date, with the remainder vesting quarterly thereafter	Aligns with stockholders Promotes retention Reinforces an ownership culture and a commitment to our company

Our compensation committee establishes the target value of long-term incentive opportunities for each of the NEOs. In determining the value and size of the long-term incentive opportunity, our compensation committee considers:

●	the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at our compensation peer group companies; our compensation committee’s general philosophy is to target a long-term incentive value equal to approximately the 75th percentile of our compensation peer group
●	individual performance and criticality of, and expected future, contributions of the NEO
●	time in role, skills and level of experience, and
●	retention considerations.

Our compensation committee determines the aggregate value to be awarded to the CEO and the other NEOs. Our CEO participates in discussions regarding, and makes recommendations with respect to, the other NEOs. The

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aggregate value determined for each NEO was allocated equally between performance-based and time-based equity.

The following is a summary of the equity awards granted to our NEOs in 2022.

						Performance	Performance	Time-Based	Time-Based
	Grant Value	PSUs	PSUs	RSUs	RSUs	Stock Options	Stock Options	Stock Options	Stock Options
NEO	($)	($)	(#)(1)	($)	(#)(1)	($)	(#)	($)	(#)
Steve Chapman	9,000,000	4,500,000	54,175	4,500,000	54,175	—	—	—	—
Michael Brophy	4,000,000	2,000,000	24,348	2,000,000	24,348	—	—	—	—
Robert Schueren	4,000,000	2,000,000	24,348	2,000,000	24,348	—	—	—	—
Daniel Rabinowitz	2,250,000	1,125,000	13,696	1,125,000	13,696	—	—	—	—
Matthew Rabinowitz(2)	N/A	N/A	N/A	N/A	N/A	3,880,800	110,000	3,880,800	110,000
(1)

Calculated based on the average closing price of our common stock for the 30 days prior to the date of approval of the award, in accordance with our equity grant policies and practices in effect from time to time.

(2)	Dr. Rabinowitz’s refresh grant was based on a number of shares calculated as specified in his employment agreement, as amended.

The following is a summary of each NEO’s performance-based equity awards that remain outstanding and subject to vesting conditions as of December 31, 2022, excluding performance-based equity awards that vested upon certification in February 2023 of our achievement of an annual revenue goal for the year ended December 31, 2022. Consistent with our compensation committee’s philosophy of incentivizing and rewarding significant effort and strong performance, the vesting conditions represent ambitious goals designed to incorporate important company initiatives and alignment with stockholder interests. The incentives are long-term, with performance periods ranging from three to six years from the date of grant. There is no payout for partial achievement of a milestone; in addition, the majority (based on market value) of the awards require such achievement to be maintained for 15 months in order for the corresponding award to fully vest.

		Market Value(1)		Market Value(2)	Performance
	Award Type	(on date of grant)	Grant Date	(as of 12/30/2022)	Period
NEO		($)		($)	(from grant date)
Steve Chapman	PSU	8,188,500	01/22/21	3,012,750	6 years
	PSO	9,877,500	01/22/21	3,525,000	6 years
	PSU	4,450,000	01/28/22	2,176,210	3 years
Michael Brophy	PSU	2,729,500	01/22/21	1,004,250	6 years
	PSU	2,000,000	01/28/22	978,059	3 years
Robert Schueren	PSU	2,729,500	01/22/21	1,004,250	6 years
	PSU	2,000,000	01/28/22	978,059	3 years
Daniel Rabinowitz	PSU	1,149,300	10/22/21	401,700	6 years
	PSU	1,125,000	01/28/22	550,168	3 years
Matthew Rabinowitz	PSO	8,204,631	05/28/21	3,824,813	6 years
	PSO	3,880,800	01/28/22	2,585,000	3 years
(1)	Market value of PSUs is based on the fair market value of our common stock at the close of trading on the date of grant. Market value of PSOs is based on the Black-Scholes value of our common stock on the date of grant.
(2)	Market value of PSUs is based on the fair market value of our common stock at the close of trading on December 30, 2022, the last trading day of fiscal year 2022, which was $40.17. Market value of PSOs is based on the Black-Scholes value of our common stock on December 30, 2022.

Other Elements of Compensation

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. We are responsible for administrative costs of the 401(k) plan. We match contributions made by our employees, including our NEOs, to the 401(k) plan in an amount equal to 50% of the employee’s contribution, up to 6% of the employee’s compensation (comprising base salary and bonus) and subject to other limitations under applicable laws. For all employees hired on or after January 1, 2015, matching contributions vest 25% after the first full year of service, 50% after the second full year of service, 75% after the third full year of service, and 100% after the

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fourth full year of service. Matching contributions are fully vested for all employees hired before January 1, 2015. As of the date of this proxy statement, matching contributions are fully vested for all of our NEOs.

Health and Welfare Benefits; Perquisites

Our NEOs are eligible to participate in our health and welfare plans to the same extent as are all full-time employees generally. Benefits offered to our NEOs serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Our NEOs do not receive any perquisites or other personal benefits.

Change in Control and Severance Arrangements

As further described immediately below and in “Severance and Change in Control Benefits” further below, we believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment because such transactions frequently result in senior management changes. Change in control protections help to alleviate concerns of our officers regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction. We also believe that protection against an involuntary termination (even outside of the change in control context) helps us remain competitive given the challenge of recruiting qualified individuals to fill our senior executive roles.

Pursuant to our arrangements with each of our NEOs, if we terminate the employment of such executive for reasons other than good cause (including such executive’s death or permanent disability), or if such executive resigns for certain good reasons, then he will be eligible to receive certain cash severance and other benefits and accelerated vesting of equity or equity-based awards, with such benefits enhanced if such involuntary termination occurs in connection with our change in control. Generally, such benefits are contingent on execution of a general release of claims by the officer. We have not provided any excise tax gross-ups to any of our NEOs in the event of a change in control. Additional details are provided under “Severance and Change in Control Benefits” below.

Pursuant to his amended and restated employment agreement with us, prior to its amendment in April 2023, Dr. Rabinowitz was eligible for accelerated vesting of certain of his equity awards if we are subject to a change in control (regardless of whether he also experiences an involuntary termination in connection with such change in control). Pursuant to an amendment of such employment agreement in April 2023, this provision was removed. The terms of Dr. Rabinowitz’s agreement are described in further detail under “Severance and Change in Control Benefits” below.

Certain Developments Following End of Our 2022 Fiscal Year

In January 2023, as part of its annual review of executive compensation, our compensation committee approved the following base salaries for our NEOs and the following annual target cash incentive bonus opportunities. The

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“2023 Base Salary” column in the table below reflects each executive officer’s base salary effective as of January 1, 2023.

		Target Cash
		Incentive
		Opportunity
		(as a
		percentage of
Executive Officer	New Base Salary	base salary)
Steve Chapman	$750,000	100%
Michael Brophy	$461,900	50%
Robert Schueren*	$488,600	50%
Daniel Rabinowitz	$405,000	45%
Matthew Rabinowitz	$400,000	50%
*

As noted above, as part of our succession planning, Mr. Schueren gradually reduced his duties and responsibilities with us over the course of March 2023 and transitioned into a part-time role with us. Mr. Schueren’s base salary shown in this table represents an annualized amount of his base salary on a full-time basis, which will be adjusted on a pro rata basis to reflect his reduced time commitment.

V.Additional Compensation Policies and Practices

Hedging and Pledging Policy

We maintain an Insider Trading Policy that, among other things, prohibits all employees and agents, including our NEOs, directors, consultants and independent contractors, or their designees, from engaging in “hedging” transactions with respect to our securities. This includes short sales, hedging of stock ownership positions, transactions involving derivative securities relating to our securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities that are either (i) granted to an employee or director of Natera as part of the compensation of such employee or director or (ii) held, directly, or indirectly, by such employee or director. In addition, we also restrict pledging of our securities as collateral for a loan or holding our securities in margin accounts.

Executive Stock Ownership Guidelines

We believe that Natera and our stockholders are best served when executive officers manage the business with a long-term perspective. As such, we have stock ownership guidelines that apply to our executive officers as well as our directors, as we believe stock ownership is an important tool to strengthen the alignment of interests among our leadership and our stockholders, to reinforce our officers’ and directors’ commitment to us, and to demonstrate our commitment to sound corporate governance. The following table summarizes our stock ownership requirements.

Position	Multiple of Base Salary
CEO	3x
Other Executive Officers	1x
Non-Employee Directors	3x annual cash retainer

Individuals covered by our stock ownership policy are expected to attain the applicable target ownership within five years of the later of (i) policy adoption, (ii) promotion (where a new guideline applies), or (iii) joining the Company or board of directors, as applicable. As of the end of 2022, all of our NEOs were in compliance with our stock ownership policy.

Risk Analysis of Our Compensation Plans

Our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management. Based on this assessment, we do not believe

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that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on us now or in the future.

Timing of Equity Awards

Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled quarterly compensation committee meetings whenever practicable. Effective in 2023, our process is to approve the annual equity refresh grants, including performance-based awards, at meetings of our compensation committee in the first quarter of each year. However, our compensation committee may otherwise approve the grant of equity awards outside of a pre-scheduled meeting in connection with a new hire, promotion, and other circumstances where our compensation committee deems it appropriate to make such grants.

Tax Considerations: Section 162(m)

When reviewing compensation matters, our compensation committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. Our compensation committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of us and our stockholders.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (ASC Topic 718), for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and both performance-based and time-based RSUs under our equity incentive award plans are accounted for under ASC Topic 718. Our board of directors or its compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, our compensation committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.

Compensation Committee Report

Our compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, our compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the Natera, Inc. Compensation Committee:

Rowan Chapman, Chair

James Healy

Herm Rosenman
Ruth Williams-Brinkley

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Summary Compensation Table

The following table provides information concerning the compensation for services rendered during the years ended December 31, 2020, 2021 and 2022 by our Chief Executive Officer, Chief Financial Officer and our three other executive officers as of December 31, 2022, whom we refer to as our named executive officers or NEOs.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary		Awards	Awards	Compensation	Compensation	Total
Position	Year	($)		($)(1)	($)(1)	($)(2)	($)(3)	($)
Steve Chapman	2022	609,622	(4)	7,093,675	—	533,834	9,150	8,246,281
Chief Executive Officer and President	2021	525,732		14,031,437	8,386,125	391,153	8,700	23,343,147	**
	2020	486,732		5,541,484	1,749,563	296,884	8,550	8,083,213
Michael Brophy	2022	407,714	(4)	3,188,127	—	194,901	8,730	3,799,472
Chief Financial Officer	2021	436,732		9,096,200	—	216,242	8,529	9,757,703	**
	2020	409,152		2,507,620	—	214,161	8,412	3,139,345
Robert Schueren	2022	431,855	(4)	3,188,127	—	206,117	6,998	3,833,097
Chief Operating Officer	2021	464,756		9,096,200	—	233,263	8,700	9,802,919	**
	2020	445,984		2,880,558	—	236,641	8,550	3,571,733
Daniel Rabinowitz*	2022	394,734		1,793,354	—	162,150	9,150	2,359,388
Chief Legal Officer	2021	379,309		3,415,333	—	169,459	8,700	3,972,801	**
Matthew Rabinowitz	2022	300,921	(4)	—	7,761,600	140,664	—	8,203,185
Executive Chairman	2021	334,002		—	9,626,909	168,210	—	10,129,121	**
	2020	334,002		—	3,297,310	180,263	—	3,811,575
*	Mr. Rabinowitz was employed by us but was not one of our named executive officers in 2020. Accordingly, compensation information is only provided for 2021 and 2022.
**

Includes the value of performance-based equity awards that will only vest upon our achievement of performance milestones within a three- or six-year performance period. Such milestones had not been achieved, and the associated value therefore not earned, as of December 31, 2022. The awards based on such milestones represent 85% of the total reported value of the equity awards granted in such year with respect to Mr. Chapman, 76% with respect to Mr. Brophy, 76% with respect to Mr. Schueren, 64% with respect to Mr. Rabinowitz, and 85% with respect to Dr. Rabinowitz.

(1)	Represents the aggregate grant date fair value of equity awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. The values in the Stock Awards column does not include the grant date fair value of RSUs granted in lieu of the officer’s base salary in 2022 (as further described below). See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 1, 2023 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. The fair value of performance-based awards with market conditions are estimated using a Monte Carlo simulation model.

In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition. For the performance-based awards reflected in the table, the grant date fair value assumes such awards will become eligible to vest at their target level (no maximum is applicable to such awards).

(2)	Represents amounts earned pursuant to our Management Cash Incentive Plan. For 2022, the amounts earned by the NEOs were paid in the form of fully vested RSUs, which were granted on March 17, 2023, with the number of RSUs determined based on the Company’s closing price on the Nasdaq Stock Market on March 17, 2023.
(3)	Represents Company matching contributions made to the executive officer’s 401(k) account.
(4)	Includes both the cash and non-cash base salary that was earned by the NEO during our fiscal year 2022. In March 2022, certain of our NEOs elected to receive the remainder of their base salary for 2022 in the form of RSUs, with the number of RSUs determined based on the Company’s closing price on the Nasdaq Stock Market on March 11, 2022. The RSUs were granted on May 13, 2022 and vested in full on December 31, 2022.

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2022 Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2022. Except as otherwise indicated in the footnotes to the table below, all of the following awards were made under our 2015 Equity Incentive Plan. For a description of the acceleration of vesting provisions applicable to the stock options and stock units granted to our named executive officers, see the section of this proxy statement entitled “Severance and Change in Control Benefits.”

								All Other		All Other
								Stock		Option		Exercise	Grant Date
								Award:		Awards:		or	Fair Value
		Date of	Estimated Future Payouts Under			Estimated Future		Number of		Number of		Base	of Stock
		Board or	Non-Equity Incentive Plan			Payouts Under Equity		Shares of		Securities		Price of	and
		Compensation	Awards(2)			Incentive Plan Awards		Stock or		Underlying		Option	Option
	Grant	Committee	Threshold	Target	Maximum	Target		Units		Options		Awards	Awards
Name	Date	Approval(1)	($)	($)	($)	(#)		(#)		(#)		($/Sh)	($)(3)
Steve Chapman	N/A	N/A	316,891	633,781	760,537	—		—		—		—	—
	01/28/2022	01/20/2022	—	—	—	—		54,175	(4)	—		—	3,546,837
	01/28/2022	01/20/2022	—	—	—	54,175	(5)	—		—		—	3,546,837
	05/13/2022	05/11/2022	—	—	—	—		13,708	(6)	—		—	468,814
Michael Brophy	N/A	N/A	111,515	223,029	267,635	—		—		—		—	—
	01/28/2022	01/20/2022	—	—	—	—		24,348	(4)	—		—	1,594,064
	01/28/2022	01/20/2022	—	—	—	24,348	(5)	—		—		—	1,594,064
	05/13/2022	05/11/2022	—	—	—	—		9,108	(6)	—		—	311,494
Robert Schueren	N/A	N/A	117,938	235,875	283,050	—		—		—		—	—
	01/28/2022	01/20/2022	—	—	—	—		24,348	(4)	—		—	1,594,064
	01/28/2022	01/20/2022	—	—	—	24,348	(5)	—		—		—	1,594,064
	05/13/2022	05/11/2022	—	—	—	—		9,624	(6)	—		—	329,483
Daniel Rabinowitz	N/A	N/A	88,015	176,030	211,236	—		—		—		—	—
	01/28/2022	01/20/2022	—	—	—	—		13,396	(4)	—		—	896,677
	01/28/2022	01/20/2022	—	—	—	13,396	(5)	—		—		—	896,677
Matthew Rabinowitz	N/A	N/A	83,500	167,000	200,400	—		—		—		—	—
	01/28/2022	01/20/2022	—	—	—	—		—		110,000	(7)	65.47	3,880,800
	01/28/2022	01/20/2022	—	—	—	110,000	(8)	—		—		65.47	3,880,800
	05/13/2022	05/11/2022	—	—	—	—		6,763	(6)	—		—	231,295
(1)	Pursuant to our equity grant policy, as amended, in general equity awards are granted effective as of the next occurring second or fourth Friday of a calendar month (or, if such date is not a trading day, the first trading day thereafter) following the date of the applicable compensation committee or board of directors meeting or the effective date of a written consent (including e-mail) of our compensation committee or board of directors.
(2)	As described in greater detail in “Compensation Discussion and Analysis,” our named executive officers were granted cash incentive bonus opportunities under our 2022 Management Cash Incentive Plan based on achievement during our 2022 fiscal year of company financial performance goals. The amounts shown in the “threshold” column reflect the minimum amount payable if a single goal with the lowest weighting was achieved. The amounts shown in the “target” column reflect the amounts payable if all of the goals were achieved. The amounts shown in the “maximum” column reflect the maximum amount that could be paid, where applicable, for overachievement of the target goal. All amounts shown take into consideration the relative weight of the company financial performance goals, as compared to individual performance, for each executive.

On March 2, 2023, our compensation committee confirmed our achievement against the goals, as described in greater detail in “Compensation Discussion and Analysis”.

(3)	The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 1, 2023, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.

In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition. For the performance-based awards reflected in the table, grant date fair value assumes such awards will become eligible to vest at their target level (no maximum is applicable to such awards).

(4)	RSUs vest over four years of service from the grant date, with 25% vesting upon completion of one year of service and the remainder in 12 equal quarterly installments thereafter.

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(5)	RSUs vest upon our achievement of a specified annual revenue goal on or prior to the performance period end date of December 31, 2025, subject to continued service through the date of achievement. No threshold or maximum is applicable to this award, as it vests in full at the target level. This goal was designed to be achievable, with substantial effort, within three years of the date of grant.
(6)	Represents RSUs granted in lieu of base salary for service provided from March 12, 2022 through December 31, 2022, and which vested in full on December 31, 2022, subject to the NEO’s continued service through such date.
(7)	Option vests over four years of service from the grant date, with 25% vesting upon completion of one year of service and the remainder in 36 equal monthly installments thereafter.
(8)	Option vests upon our achievement of a specified annual revenue goal on or prior to the performance period end date of December 31, 2025, subject to continued service through the date of achievement. No threshold or maximum is applicable to this award, as it vests in full at the target level. This goal was designed to be achievable, with substantial effort, within three years of the date of grant.

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Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information regarding each unexercised option and all unvested RSUs held by each of our named executive officers as of December 31, 2022. The number of shares subject to each award and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

	Option Awards								Stock Awards
														Equity
														Incentive
												Equity		Plan
												Incentive		Awards:
	Equity											Plan		Market or
	Incentive											Awards:		Payout
	Plan										Market	Number of		Value of
	Awards:		Number of		Number of				Number		Value of	Unearned		Unearned
	Securities		Securities		Securities				of Shares		Shares or	Shares, Units		Shares,
	Underlying		Underlying		Underlying				or Units		Units of	or Other		Units or
	Unearned,		Unexercised		Unexercised		Option		of Stock		Stock That	Rights that		Other Rights
	Unexercised		Options		Options		Exercise	Option	That Have		Have Not	Have Not		that Have
	Options		(#)		(#)		Price	Expiration	Not Vested		Vested(1)	Vested		Not Vested(1)
Name	(#)		Exercisable		Unexercisable		($)	Date	(#)		($)	(#)		($)
Steve Chapman	—		21,865		2,084	(2)	13.01	1/10/2029	—		—	—		—
	—		25,000		6,250	(3)	20.27	4/11/2029	—		—	—		—
	—		18,750	(4)	—		25.46	3/27/2030	—		—	—		—
	150,000	(5)	—		—		119.75	1/22/2031	—		—	—		—
	—		—		—		—	—	3,125	(2)	125,531	—		—
	—		—		—		—	—	3,307	(3)	132,842	—		—
	—		—		—		—	—	25,916	(6)	1,041,046	—		—
	—		—		—		—	—	15,972	(7)	641,595	—		—
	—		—		—		—	—	54,175	(8)	2,176,210	—		—
												28,393	(9)	1,140,547
	—		—		—		—	—	—		—	75,000	(5)	3,012,750
	—		—		—		—	—	—		—	54,175	(10)	2,176,210
Michael Brophy	—		10,070		—		9.29	3/8/2028	—		—	—		—
	—		20,834		3,125	(3)	19.68	3/21/2029	—		—	—		—
	—		—		—		—	—	1,078	(3)	43,303	—		—
	—		—		—		—	—	11,459	(6)	460,308	—		—
	—		—		—		—	—	10,305	(7)	413,952	—		—
	—		—		—		—	—	15,000	(11)	602,550	—		—
	—		—		—		—	—	24,348	(8)	978,059	—		—
	—		—		—		—	—	—		—	18,318	(9)	735,834
	—		—		—		—	—	—		—	25,000	(5)	1,004,250
	—		—		—		—	—	—		—	24,348	(10)	978,059
Robert Schueren	—		39,415		2,657	(12)	13.01	1/10/2029	—		—	—		—
	—		—		—		—	—	3,985	(12)	160,077	—		—
	—		—		—		—	—	13,748	(6)	552,257	—		—
	—		—		—		—	—	10,305	(7)	413,952	—		—
	—		—		—		—	—	15,000	(11)	602,550	—		—
									24,348	(8)	978,059
	—		—		—		—	—	—		—	18,318	(9)	735,834
	—		—		—		—	—	—		—	25,000	(5)	1,004,250
	—		—		—		—	—	—		—	24,348	(10)	978,059
Daniel Rabinowitz	—		28,333		—		9.29	3/8/2028	—		—	—		—
	—		27,500		—		10.41	6/8/2027	—		—	—		—
	—		39,843		2,657	(3)	19.68	3/21/2029	—		—	—		—
	—		—		—		—	—	893	(3)	179,279	—		—
	—		—		—		—	—	6,618	(6)	265,845	—		—
	—		—		—		—	—	5,796	(7)	232,825	—		—
	—		—		—		—	—	13,696	(8)	550,168	—		—
	—		—		—		—	—	—		—	10,304	(9)	413,912
	—		—		—		—	—	—		—	10,000	(5)	401,700
	—		—		—		—	—	—		—	13,696	(10)	550,168
Matthew Rabinowitz	—		380,036		—		2.66	2/25/2024	—		—	—		—
	—		613,496		—		5.40	12/9/2024	—		—	—		—
	—		300,000		—		9.59	4/7/2026	—		—	—		—
	—		225,000		—		10.41	6/8/2027	—		—	—		—
	—		200,000		—		10.41	6/8/2027	—		—	—		—
	—		179,820		—		9.29	3/8/2028	—		—	—		—
	—		20,180		—		10.29	4/12/2028	—		—	—		—
	—		600,000		—		13.04	12/28/2028	—		—	—		—
	—		206,250		13,750	(3)	20.27	4/11/2029	—		—	—		—
	—		88,343		40,157	(6)	25.46	3/26/2030	—		—	—		—
	—		128,500		—		25.46	3/26/2030	—		—	—		—
	—		13,714		14,907	(13)	94.14	5/27/2031	—		—	—		—
	28,621	(9)	—		—		94.14	5/28/2031	—		—	—		—
	162,758	(5)	—		—		94.14	5/28/2031	—		—	—		—
	110,000	(10)	—		—		65.47	01/27/2032	—		—	—		—
	—		—		110,000	(8)	65.47	01/27/2032	—		—	—		—
	—		—		—		—	—	401	(3)	16,108	—		—
(1)	Market value is based on the fair market value of our common stock at the close of trading on December 30, 2022, the last trading day of fiscal year 2022, which was $40.17.
(2)	As applicable, option vests over four years of continuous service following the vesting commencement date of January 2, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of January 2, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.

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(3)	As applicable, option vests over four years of continuous service following the vesting commencement date of March 22, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of March 22, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(4)	50% of the option vested upon our achievement of a market valuation of at least $5 billion on October 1, 2020 and thereafter, an additional 25% portion of the award vested upon completion of each of nine and 15 months of continuous service following such achievement, due to market valuation remaining at or above $5 billion on each such date (as calculated as described in the applicable award agreement).
(5)	50% of the award (option or RSUs, as applicable) vests upon our achievement of a market valuation of at least $13 billion within six years of the grant date, subject to continued service through the date of achievement, with an additional 25% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market valuation remains at or above $13 billion on such nine and 15 month anniversaries of the milestone date (as calculated as described in the applicable award agreement).
(6)	Award (option or RSUs, as applicable) vests over four years of continuous service following the vesting commencement date of March 27, 2020, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(7)	RSUs vest over four years of continuous service following the vesting commencement date of January 21, 2021, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(8)	As applicable, option vests over four years of continuous service following the vesting commencement date of January 20, 2022, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of January 20, 2022, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(9)	Award (option or RSUs, as applicable) vested upon the Company’s achievement of an annual revenue goal of $800 million which was achieved for the year ended December 31, 2022 and certified on February 25, 2023.
(10)	Award (option or RSUs, as applicable) vests upon the Company’s achievement of a specified annual revenue goal.
(11)	RSUs vest over four years of continuous service following the vesting commencement date of October 22, 2021, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(12)	As applicable, option vests over four years of continuous service following the vesting commencement date of January 7, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of January 7, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
(13)	Option vests over four years of continuous service following the vesting commencement date of January 22, 2021, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter.

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Fiscal 2022 Option Exercises and Stock Vested

The following table provides information regarding the number of shares each of our named executive officers acquired upon exercise of stock options and the vesting of RSUs during fiscal 2022.

	Option Awards		Stock Awards
	Number of		Number of
	shares	Value	shares	Value
	acquired on	realized on	acquired on	realized on
	exercise	exercise	vesting	vesting
Name	(#)	($)(1)	(#)	($)(2)
Steve Chapman	38,262	2,949,300	84,262	4,202,056
Michael Brophy	—	—	45,970	2,143,561
Robert Schueren	6,405	258,555	49,582	2,284,314
Daniel Rabinowitz	80,385	5,415,537	21,753	1,085,865
Matthew Rabinowitz	250,000	9,054,400	11,797	475,621
(1)	Computed in accordance with Securities and Exchange Commission rules based on the excess of the fair market value of our common stock on the exercise date over the exercise price per share of our common stock multiplied by the number of options exercised and does not necessarily reflect proceeds received by the officer.
(2)	Computed in accordance with Securities and Exchange Commission rules based on the fair market value of our common stock on the vesting date multiplied by the number of units vested and does not necessarily reflect proceeds received by the officer.

Severance and Change in Control Benefits

We have entered into arrangements with each of our named executive officers that provide for cash severance and related benefits and vesting acceleration of equity awards held by such named executive officers if such officer is subject to an involuntary termination or if we experience a change in control, in each case as further described below. In addition, the officer generally must (a) return all of our property in the officer’s possession, (b) resign as a member of our board of directors and all of our subsidiaries, to the extent applicable and (c) execute and allow to become effective a general release of claims against us.

For purposes of each named executive officer’s employment agreement, an involuntary termination means a separation from our service as a result of either the involuntary discharge of the executive by us for reasons other than cause or by the executive due to good reason, each as defined in such named executive officer’s employment agreement.

Mr. Chapman

Mr. Chapman’s amended and restated employment agreement with us, as amended effective as of May 4, 2022, provides that if Mr. Chapman is subject to an involuntary termination, then he will be entitled to:

●	a lump-sum cash payment equal to 12 months’ base salary, except that such lump-sum cash payment will be equal to 18 months’ base salary, plus incentive compensation calculated as if all performance criteria had been satisfied at 100% of the applicable target level, if such termination is within 18 months following a change in control of the Company;
●	payment by us of the monthly premiums under COBRA for up to 12 months, except that such monthly premiums will continue for up to 18 months if such termination is within 12 months following a change in control of the Company; and

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●	accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that if such termination is within 18 months following a change in control of the Company and such termination is not an involuntary termination resulting solely from a reduction of Mr. Chapman’s level of authority or responsibility, Mr. Chapman will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards, including his then-unvested performance-based equity awards.

In addition, if Mr. Chapman is subject to an involuntary termination, then we will, in good faith, consider entering into a consulting agreement with Mr. Chapman to provide certain future services to us. Furthermore, his unvested performance-based equity awards will remain outstanding and eligible to vest for the 18-month period following the date that he ceases to provide services to us, subject to the achievement of the applicable performance conditions during such period.

Mr. Brophy

If Mr. Brophy is subject to an involuntary termination, then he will be entitled to:

●	a lump-sum cash payment equal to six months’ base salary, except that such lump-sum cash payment will be equal to 12 months’ base salary if such termination is within 12 months following a change in control of the Company;
●	payment by us of the monthly premiums under COBRA for up to 12 months; and
●	accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that if such termination is within 12 months following a change in control of the Company and such termination is not an involuntary termination resulting solely from a reduction of Mr. Brophy’s level of authority or responsibility, Mr. Brophy will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

Mr. Schueren

If Mr. Schueren is subject to an involuntary termination, then he will be entitled to:

●	a lump-sum cash payment equal to six months’ base salary, except that such lump-sum cash payment will be equal to 12 months’ base salary if such termination is within 12 months following a change in control of the Company;
●	payment by us of the monthly premiums under COBRA for up to 12 months; and
●	accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us; except that if such termination is within 12 months following a change in control of the Company and such termination is other than due to cause or permanent disability, or if he resigns due to a reduction in his base salary or following notice that his principal workplace will be relocated by more than 30 miles, Mr. Schueren will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

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Mr. Daniel Rabinowitz

If Mr. Rabinowitz is subject to an involuntary termination, then he will be entitled to:

●	a lump-sum cash payment equal to six months’ base salary, except that such lump-sum cash payment will be equal to 12 months’ base salary if such termination is within 12 months following a change in control of the Company;
●	payment by us of the monthly premiums under COBRA for up to 12 months; and
●	accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us; except that if such termination is within 12 months following a change in control of the Company, Mr. Rabinowitz will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

Dr. Matthew Rabinowitz

The following summary describes the severance and change in control arrangements in Dr. Rabinowitz’s amended employment agreement, dated April 19, 2023 (2023 Rabinowitz Amendment). The following summary also describes our severance and change in control arrangements with Dr. Rabinowitz, where materially different, that were in effect prior to the 2023 Rabinowitz Amendment.

Pursuant to his amended and restated employment agreement with us, as most recently amended in April 2023, if Dr. Rabinowitz is subject to an involuntary termination, then he will be entitled to:

●	a lump-sum cash payment equal to nine months’ base salary, except that such lump-sum cash payment will be equal to 18 months’ base salary if such termination is within 12 months following a change in control of the Company;
●	payment by us of the monthly premiums under COBRA for up to 12 months, except that such monthly premiums will continue for up to 18 months if such termination is within 12 months following a change in control of the Company; and
●	accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that if such termination occurs in connection with or within 12 months following a change in control of the Company and such termination is other than due to cause or permanent disability, or if he resigns for good reason, Dr. Rabinowitz will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

If Dr. Rabinowitz and our board of directors are unable, prior to November 1, 2024, to mutually agree to the terms for his continued service as Executive Chairman beyond January 31, 2025, then his employment with us will be terminated as of January 31, 2025 and he will be entitled to receive the benefits for an involuntary termination described above. In addition, in such event,

●	if our board of directors extends an offer to Dr. Rabinowitz to continue to serve as Chairman of the Board and he so serves, his remaining then-outstanding equity will continue to vest pursuant to the terms of the applicable equity incentive plans and award agreements as he continues to serve as a non-employee director on our board of directors; and
●	if our board of directors does not extend such an offer, Dr. Rabinowitz will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

Dr. Rabinowitz’s employment agreement, prior to the 2023 Rabinowitz Amendment, provided similar severance benefits as those described above, and in addition, that in the event of a change in control, 50% of the then-

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unvested portion of any equity or equity-based awards granted to Dr. Rabinowitz would become fully vested and, if applicable, exercisable, and the remaining unvested portion would vest over the shorter of 12 months or the then-remaining vesting period.

Definitions

Good reason

With respect to all of our named executive officers (including, prior to the 2023 Rabinowitz Amendment, Dr. Rabinowitz) other than Mr. Chapman, good reason means a voluntary resignation by the executive following:

●	a change in position that materially reduces the officer’s level of authority or responsibility without consent
●	a reduction in then-current base salary or
●	receipt of notice that the officer’s principal workplace will be relocated by more than 30 miles.

With respect to Messrs. Brophy, Schueren and Mr. Daniel Rabinowitz, good reason will not be deemed to exist unless the officer provides us with notice of the condition constituting good reason within 90 days after such condition comes into existence, we fail to remedy such condition, and the resignation becomes effective within six months after the condition first comes into existence.

With respect to Mr. Chapman and, following the 2023 Rabinowitz Amendment, Dr. Rabinowitz, good reason means, in each case without such executive’s prior written consent, any action by us that:

●	results in a material diminution in his duties, authority or responsibilities or a diminution in his title or position (other than for cause); modifying his title or failing to nominate or maintain him on our board (other than for cause) each constitutes good reason;
●	requires him to report to any person other than the board of directors;
●	reduces his base salary, annual cash or equity incentive opportunity amounts, or other employee benefits in which he participates;
●	relocates his principal place of employment to a location more than 25 miles from our office in San Carlos, California; or
●	constitutes a material breach by us of his amended and restated employment agreement.

Good reason will not be deemed to exist unless such executive provides us with notice of the condition constituting good reason within 120 days after such condition comes into existence, we fail to remedy such condition within 30 days following such notice, and such executive terminates his employment with us within 120 days following the expiration of such cure period.

Cause

With respect to all of our named executive officers other than Dr. Rabinowitz, cause means an officer’s:

●	unauthorized use or disclosure of our confidential information or trade secrets
●	a material breach of any agreement with us
●	a material failure to comply with our written policies or rules
●	commission of, or plea of guilty or no contest to, a felony
●	gross negligence, willful misconduct or commission of an act of fraud in dealings with us

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●	failure to perform, or apply the requisite effort to, an officer’s assigned duties (with respect to Mr. Brophy, abandonment or neglect of his duties)
●	other than with respect to Mr. Brophy, failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or executives, if such cooperation is requested or
●	death or permanent disability.

With respect to Dr. Rabinowitz, cause means the commission of, or plea of guilty or no contest to, a felony; commission of an act of fraud in dealings with us; abandonment or neglect of duties for an extended period of time, application of less than full time effort to us; or death or permanent disability.

Change in Control for all of our NEOs means the consummation of our merger or consolidation with or into another entity or our dissolution, liquidation or winding up.

The following table reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above, assuming that both a change in control (if applicable) and an involuntary termination of employment occurred on December 31, 2022 (the last day of our 2022 fiscal year).

		Cash
	Cash	Severance
	Severance	(Incentive	COBRA	Equity
	(Salary)	Compensation)	Benefit	Acceleration	Total
Name	($)	($)	($)(1)	($)(2)	($)
Steve Chapman
Involuntary Termination(3)	675,000	—	31,495	3,821,604	4,528,099
Change in Control Termination(4)	1,012,500	675,000	47,243	9,487,160	11,221,903
Change in Control Acceleration(5)	—	—	—	1,140,547	1,140,547
Michael Brophy
Involuntary Termination(3)	112,100	—	24,810	2,923,995	3,060,905
Change in Control Termination(4)	224,200	—	24,810	4,544,513	4,793,523
Change in Control Acceleration(5)	—	—	—	735,834	735,834
Robert Schueren
Involuntary Termination(3)	118,600	—	24,810	3,030,363	3,173,773
Change in Control Termination(4)	237,200	—	24,810	4,761,369	5,023,379
Change in Control Acceleration(5)	—	—	—	735,834	735,834
Daniel Rabinowitz
Involuntary Termination(3)	88,450	—	24,810	1,383,788	1,497,048
Change in Control Termination(4)	176,900	—	24,810	2,099,055	2,300,765
Change in Control Acceleration(5)	—	—	—	413,912	413,912
Matthew Rabinowitz
Involuntary Termination(3)	249,750	—	21,974	762,292	1,034,016
Change in Control Termination(4)	499,500	—	32,961	440,221	972,682
Change in Control Acceleration(5)	—	—	—	440,221	440,221
(1)	Reflects actual cost of COBRA as in effect as of December 31, 2022, based on each officer’s elections with respect to our health insurance plans.
(2)	Reflects the number of options, RSUs and/or PSUs vesting, multiplied by $40.17, the closing price of a share of our common stock on the last trading day of our 2022 fiscal year (the 2022 Closing Price) less (in the case of options) the exercise price per share.
(3)	Defined as an involuntary termination without cause or a voluntary resignation for good reason, in each case as defined above with respect to each officer.

In general, each officer is entitled to accelerated vesting equal to the greater of 50% of the then-unvested portion of such award or 12 months’ additional vesting in the event of an involuntary termination not in connection with a change in control.

With respect to Mr. Chapman, the above treatment applies with respect to his time-based equity awards. With respect to his performance-based equity awards, any then unvested performance-based equity awards will remain outstanding and eligible to vest for the 18-month period following the date that he ceases to provide services to us, subject to the achievement of the applicable performance conditions during such period. With respect to the PSUs granted to Mr. Chapman that vest based on achievement of $800 million in annual revenue, which was achieved for the year ended December 31, 2022 and certified on Februrary 25, 2023, the value of such award has been included here on the assumption that such award would have accelerated as of December 31, 2022.

With respect to the PSUs granted to Mr. Chapman that vest, in part, upon our achieving a $13 billion market valuation or certain revenue

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targets, we have assumed the performance milestones will not have been satisfied, and the value of such awards have not been included here.

With respect to the options granted to Mr. Chapman and Dr. Rabinowitz that have an exercise price greater than our 2022 Closing Price, no amounts would be payable with respect to such awards and the value of such awards have not been included here

(4)	Defined as an involuntary termination within 12 months (18 months in the case of Mr. Chapman) of our change in control.

In general, each officer is entitled to accelerated vesting equal to 100% of the then-unvested portion of each award in the event of an involuntary termination in connection with a change in control.

With respect to the PSUs granted to Messrs. Chapman, Brophy, Schueren and Daniel Rabinowitz that vest based on achievement of $800 million in annual revenue, because such awards would have already vested on the change in control due to the Company achieving such revenue target for the year ended December 31, 2022, the value of such acceleration has not been included here.

Prior to the 2023 Rabinowitz Amendment, as of December 31, 2022, Dr. Rabinowitz was entitled to 50% acceleration of his then-unvested equity awards in the event of a change in control, with the remainder vesting over no greater than a 12-month period following such change in control. Because 50% of his awards will have already vested upon a change in control, the value of the remaining 50% of his awards has been included here.

(5)	Prior to the 2023 Rabinowitz Amendment, as of December 31, 2022, Dr. Rabinowitz was entitled to acceleration of 50% of his then-unvested equity awards in the event of a change in control, with the remainder vesting over no greater than a 12-month period following such change in control. In general, no other officer is entitled to accelerated vesting of his then-unvested equity awards solely due to the occurrence of a change in control.

With respect to the stock options and PSUs that vest in part based on achievement of certain market valuation milestones or certain revenue targets, in the event of a change in control our finance team will evaluate whether a milestone has been achieved in connection with such change in control. Following such certification (if any), to the extent the applicable award did not become fully vested in connection with such certification, such awards will vest solely based on provision of continuous service by the officer through each applicable vesting date, subject to vesting acceleration as otherwise provided in the officer’s employment arrangements, in each case as described above.

In the event of an involuntary termination prior to our change in control, any unvested portion of such award will be eligible for vesting acceleration in connection with such involuntary termination as described above:

●	if a milestone is achieved within 60 days following such involuntary termination; or
●	if a milestone has been achieved prior to such involuntary termination, only if the milestone value is equaled or exceeded on the date of such involuntary termination or when averaged during the 3-month period ending on the date of such involuntary termination.

With respect to the PSUs granted to Messrs. Chapman, Brophy, Schueren and Daniel Rabinowitz that vest based on achievement of $800 million in annual revenue, which was achieved for the year ended December 31, 2022 and certified on Februrary 25, 2023, the value of such awards have been included here on the assumption that they would have accelerated as of December 31, 2022.

With respect to the PSUs granted to Messrs. Chapman, Brophy, Schueren and Daniel Rabinowitz that vest, in part, upon our achieving a $13 billion market valuation or certain revenue targets, we have assumed the performance milestones will not have been satisfied in connection with such change in control, and the value of such awards have not been included here.

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CEO Pay Ratio

The following is a discussion regarding the ratio of the annual total compensation of Mr. Chapman, our CEO and principal executive officer, to our median employee’s annual total compensation, for 2022. Under SEC rules, we are required to identify our median employee only once every three years and calculate annual total compensation for that employee each year, referred to as “pay-ratio” disclosure, as long as, during the applicable fiscal year, there have been no changes to our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the pay-ratio disclosure. However, we have opted to identify our median employee for 2022 based on our employee population as of October 1, 2022, as described below.

The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither our compensation committee nor our management use our pay ratio to make compensation decisions.

For purposes of identifying our “median employee,” we used our employee population as of October 1, 2022 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:

●	We calculated the 2022 annual total compensation of each employee, excluding Mr. Chapman, as the sum of (1) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule for hourly employees; (2) target annual cash incentive compensation, if applicable; and (3) grant date fair value of equity awards granted during the year.
●	In identifying the median employee, we annualized the compensation values of individuals that joined our Company during 2022, through the determination date. The median employee identified was a new hire in 2022, and as a result did not receive a full year of compensation in 2022. Because such employee’s total compensation received in 2022 was lower, and therefore not representative of, a true median employee, we substituted an employee near the median whose compensation received was viewed as more representative of our median employee.

We calculated the annual total compensation for fiscal 2022 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For fiscal 2022, the annual total compensation for Mr. Chapman and our median employee were $8,246,281 and $147,501, respectively. Accordingly, the resulting ratio of the two amounts is approximately 56 to 1. We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.

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Pay-Versus-Performance

As required by Section 952(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. For our NEOs other than our principal executive officer (PEO), compensation is reported as an average. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this disclosure differ from those required in the Summary Compensation Table. The equity adjustment calculations reflected in the table below reflect equity granted over a span of seven years of service prior to, as well as during, the reported fiscal years (2016, 2017, 2018, 2019, 2020, 2021, 2022).

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Stockholder Return(5)	Peer Group Total Stockholder Return (Nasdaq Biotechnology Index)(6)	Net Income (in thousands)(7)	Total Revenue (in thousands)(8)
2022	$8,246,281	$(10,478,887)	$4,548,786	$(4,682,784)	$119.23	$111.27	$(547,799)	$820,222
2021	$23,343,147	$17,842,930	$8,415,636	$7,334,133	$277.20	$124.89	$(471,716)	$625,486
2020	$8,083,213	$60,865,789	$2,795,161	$24,672,935	$295.40	$125.69	$(229,743)	$391,005
(1)

Our PEO for each year reported is Steve Chapman, our Chief Executive Officer. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Chapman in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

(2)

In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid to our PEO during fiscal years 2022, 2021 and 2020, which consisted solely of adjustments to the PEO’s equity awards:

Description of Adjustment	2022	2021	2020
Summary Compensation Table – Total Compensation	$8,246,281	$23,343,147	$8,083,213
- grant date fair value of option awards and stock awards granted in the covered fiscal year	$(7,093,675)	$(22,417,562)	$(7,291,047)
+ fair value at fiscal year end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	$4,352,420	$14,282,938	$25,400,473
+ change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	$(11,074,522)	$(745,043)	$21,714,867
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	$550,650	$0	$6,497,053
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested in the covered fiscal year	$(5,460,040)	$3,379,450	$6,461,230
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	$0	$0	$0
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	$0	$0	$0
Total Equity Adjustments (subtotal)*	$(18,725,167)	$(5,500,217)	$52,782,576
Compensation Actually Paid	$(10,478,887)	$17,842,930	$60,865,789
*	Calculations reflect equity granted over a span of seven years of service prior to, as well as during, the reported fiscal years.

(3)	The non-PEO NEOs for each year reported are as follows:

For 2022: Michael Brophy, Robert Schueren, Daniel Rabinowitz, and Matthew Rabinowitz

For 2021: Michael Brophy, Robert Schueren, Daniel Rabinowitz, and Matthew Rabinowitz

For 2020: Michael Brophy, Robert Schueren, Matthew Rabinowitz, and Jonathan Sheena

The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in the applicable fiscal year.

2023 Proxy Statement 65

Executive Compensation

(4)

In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid on average to our non-PEO NEOs during fiscal years 2022, 2021 and 2020, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

Description of Adjustment	2022	2021	2020
Summary Compensation Table – Total Compensation	$4,548,786	$8,415,636	$2,795,161
- grant date fair value of option awards and stock awards granted in the covered fiscal year	$(3,982,802)	$(7,808,661)	$(2,262,392)
+ fair value at fiscal year end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	$2,256,160	$6,278,945	$10,304,088
+ change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	$(4,777,779)	$(488,996)	$8,640,852
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	$256,134	$0	$562,800
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested in the covered fiscal year	$(2,983,283)	$937,209	$4,632,426
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	$0	$0	$0
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	$0	$0	$0
Total Equity Adjustments (subtotal)*	$(9,231,569)	$(1,081,503)	$21,877,775
Compensation Actually Paid	$(4,682,784)	$7,334,133	$24,672,935
*	Calculations reflect equity granted over a span of up to seven years of service prior to, as well as during, the reported fiscal years (2016, 2017, 2018, 2019, 2020, 2021, 2022).

(5)

Cumulative total stockholder return on our shares of common stock from December 31, 2019 through December 31, 2020, December 31, 2021, and December 31, 2022 respectively. Assumes the investment of $100 on December 31, 2019 in our shares of common stock and assumes the reinvestment of dividends, if any, although dividends have never been declared on our shares of common stock.

(6)

Cumulative total stockholder return on the NASDAQ Biotechnology Index from December 31, 2019 through December 31, 2020, December 31, 2021, and December 31, 2022, respectively. Assumes the investment of $100 on December 31, 2019 in the NASDAQ Biotechnology Index and assumes the reinvestment of dividends.

(7)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)	The dollar amounts reported represent the amount of total revenue reflected in our audited financial statements for the applicable year.

Our compensation committee makes executive compensation decisions independent of SEC disclosure requirements. For a discussion of our compensation committee’s decision-making process, please see “Compensation Discussion and Analysis” above.

Compensation Actually Paid and Total Stockholder Return

The following graph illustrates the relationship between the PEO and average non-PEO NEO “compensation actually paid” (CAP), total compensation from the Summary Compensation Table (SCT), our cumulative Total Stockholder Return (TSR,) and the TSR of the NASDAQ Biotechnology Index, assuming an initial fixed investment of $100, for the fiscal years ended December 31, 2022, 2021 and 2020. The SCT total compensation of our PEO and the average SCT total compensation of our non-PEO NEOs, each as disclosed in the table above, are included in the following graph as supplemental disclosures for each of the periods presented. As detailed in the table above, the CAP calculations include equity adjustments that reflect equity granted over a span of seven years of service prior to, as well as during, the reported fiscal years.

66 2023 Proxy Statement

Executive Compensation

A significant portion of our NEOs’ compensation consists of equity awards. As a result, the change between the values disclosed in our SCT and CAP tends to be directionally aligned with changes in our TSR.

Compensation Actually Paid and Net Income

The following graph reflects the relationship between the PEO and average non-PEO NEO CAP and our net income (loss) for the fiscal years ended December 31, 2022, 2021 and 2020. As detailed in the table above, the CAP calculations include equity adjustments that reflect equity granted over a span of seven years of service prior to, as well as during, the reported fiscal years. While we are required by SEC rules to disclose the relationship between our net income and CAP to our NEOs, this is not a metric our compensation committee currently uses in evaluating our NEOs’ compensation.

2023 Proxy Statement 67

Executive Compensation

Compensation Actually Paid and Total Revenue

The following graph reflects the relationship between the PEO and average non-PEO NEO CAP and our total revenue for the fiscal years ended December 31, 2022, 2021 and 2020. As detailed in the table above, the CAP calculations include equity adjustments that reflect equity granted over a span of seven years of service prior to, as well as during, the reported fiscal years. Our compensation committee views our revenue as an important metric by which to evaluate and measure our performance, and therefore executive performance. As such, total revenue is one of three company financial metrics under our annual cash incentive program, and is weighted the highest of the three, at 55%. In addition, our compensation committee primarily utilizes annual revenue as the performance milestone for performance-based awards under our long-term incentive plan.

68 2023 Proxy Statement

Executive Compensation

Most Important Performance Measures

For 2022, the most important performance measures used to inform our executive compensation decisions included the following:

●	Total revenue
●	Product gross margin
●	Operating cash flow

2023 Proxy Statement 69

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2023 for:

●	each of our named executive officers;
●	each of our directors;
●	all of our executive officers and directors as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own five percent (5%) or more of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G and 13D filed with the SEC.

Applicable percentage ownership is based on 113,285,481 shares of common stock outstanding at March 15, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and restricted stock units held by that person or entity that are currently exercisable or that will become exercisable or vest within sixty (60) days of March 15, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Natera, Inc., 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percent of Class
Named Executive Officers and Directors:
Roy Baynes(1)	50,650	*
Roelof Botha(2)	1,301,538	1.15%
Michael Brophy(3)	104,079	*
Rowan Chapman(4)	23,180	*
Steve Chapman(5)	292,727	*
James Healy(6)	3,176,998	2.80%
Gail Marcus(7)	49,284	*
Daniel Rabinowitz(8)	277,477	*
Matthew Rabinowitz(9)	4,718,879	4.06%
Herm Rosenman(10)	205,859	*
Robert Schueren(11)	144,898	*
Jonathan Sheena(12)	678,963	*
Ruth Williams-Brinkley	—	*
All Executive Officers and Directors as a Group (13 persons)	11,024,532	9.42%
5% Stockholders:
The Vanguard Group, Inc.(13)	9,945,514	8.78%
Alger Associates(14)	8,972,721	7.92%
J.P. Morgan Chase & Co.(15)	6,211,632	5.48%

*Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.

70 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(1)	Consists of (i) 5,094 shares of common stock held by Dr. Baynes and (ii) 45,556 shares of common stock issuable to Dr. Baynes pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(2)	Consists of (i) 1,291,584 shares of common stock held by estate planning vehicles for the benefit of Mr. Botha and (ii) 9,954 shares of common stock issuable to Mr. Botha pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(3)	Consists of (i) 62,764 shares of common stock held by Mr. Brophy and (ii) 41,315 shares of common stock issuable to Mr. Brophy pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(4)	Consists of (i) 6,854 shares of common stock held by Dr. Chapman and (ii) 16,326 shares of common stock issuable to Dr. Chapman pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(5)	Consists of (i) 205,128 shares of common stock held by Mr. Chapman and (ii) 87,599 shares of common stock issuable to Mr. Chapman pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(6)	Consists of (i) 34,943 shares of common stock held by Dr. Healy, (ii) 41,495 shares of common stock issuable to Dr. Healy pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023, and (iii) 3,100,560 shares held by certain entities affiliated with Sofinnova Investments, Inc. (Sofinnova Investments), over which Dr. Healy may be deemed to have shared voting and dispositive power, according to a Form 4 filed with the SEC on July 26, 2021, by Dr. Healy, which may not be current as of March 15, 2023. The shares held by certain entities affiliated with Sofinnova Investments consists of (y) 1,550,280 shares of common stock held by Sofinnova Venture Partners VIII; and (z) 1,550,280 shares of common stock held by Sofinnova Venture Partners IX, L.P. (Sofinnova Venture Partners IX, and, together with Sofinnova Venture Partners VIII, the Sofinnova Funds~~)~~. Sofinnova Management VIII, L.L.C. (Sofinnova Management VIII) is the general partner of Sofinnova Venture Partners VIII and Dr. Healy is the sole managing member of Sofinnova Management VIII. Sofinnova Management VIII may be deemed to have sole and dispositive voting power, over the shares directly owned by Sofinnova Venture Partners VIII. Sofinnova Management IX, L.L.C. (Sofinnova Management IX) is the general partner of Sofinnova Venture Partners IX and Dr. Healy is the sole managing member of Sofinnova Management IX. Sofinnova Management IX may be deemed to have sole and dispositive voting power, over the shares directly owned by Sofinnova Venture Partners IX. Such entities and individuals expressly disclaim any such beneficial ownership over the shares owned by the Sofinnova Funds, respectively, except to the extent of any pecuniary interest therein, if any. The address of each of the entities identified in this footnote is Sofinnova Investments, Inc., 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.
(7)	Consists of (i) 8,930 shares of common stock held by Dr. Marcus and (ii) 40,354 shares of common stock issuable to Dr. Marcus pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(8)	Consists of (i) 175,387 shares of common stock held by Mr. Rabinowitz and (ii) 102,090 shares of common stock issuable to Mr. Rabinowitz pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(9)	Consists of (i) 639,803 shares of common stock held by Dr. Rabinowitz, (ii) 613,496 shares of common stock held by the Matthew Rabinowitz Grantor Retained Annuity Trust, (iii) 420,000 shares of common stock held by the RMDM Trust, and (iv) 3,045,580 shares of common stock issuable to Dr. Rabinowitz pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(10)	Consists of (i) 59,933 shares of common stock held by Mr. Rosenman and (ii) 151,926 shares of common stock issuable to Mr. Rosenman pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(11)	Consists of (i) 19,865 shares of common stock held by Mr. Schueren, (ii) 118,367 shares of common stock held by Robert A Schueren & Deborah A Schueren Rev Trust, and (iii) 6,666 shares of common stock issuable to Mr. Schueren pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(12)	Consists of (i) 529,113 shares of common stock held by Mr. Sheena, (ii) 25,155 shares of common stock held by Caraluna Trust I, (iii) 25,155 shares of common stock held by Caraluna Trust II and (ii) 99,540 shares of common stock issuable to Mr. Sheena pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2023.
(13)	According to a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group, Inc. (Vanguard Group), which may not be current as of March 15, 2023. Vanguard Group has shared voting power with respect to 46,739 shares of common stock, sole dispositive power with respect to 9,794,233 shares of common stock, and shared dispositive power with respect to 151,281 shares of common stock. The address for Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(14)	According to a Schedule 13G/A filed with the SEC on February 14, 2023, by Alger Associates Inc. (Alger Associates), which may not be current as of March 15, 2023. Alger Associates has sole voting power with respect to 8,642,256 shares of common stock and dispositive power with respect to 8,643,721 shares of common stock. The securities held are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (FAM) and Weatherbie Capital, LLC (WC), each a registered investment adviser. FAM and WC are each a 100% owned subsidiary of Alger Group Holdings, LLC (AGH), a holding company. AGH is a 100% owned subsidiary of Alger Associates, a holding company. The address for Alger Associates, Inc is 360 Park Avenue South, New York, New York 10010.

2023 Proxy Statement 71

Security Ownership of Certain Beneficial Owners and Management

(15)	According to a Schedule 13G/A filed with the SEC on January 23, 2023, by JP Morgan Chase & Co. which may not be current as of March 15, 2023. JP Morgan Chase & Co. has sole voting power with respect to 5,700,665 shares of common stock, shared voting power with respect to 27,355 shares of common stock; sole dispositive power with respect to 6,202,449 shares of common stock, and shared dispositive power with respect to 263 shares of common stock. The securities held are beneficially owned by the following subsidiaries of J.P. Morgan Trust Company of Delaware, J.P. Morgan Securities LLC, JPMorgan Chase Bank, Nation Association, JPMorgan Asset Management (UK) Limited, J.P. Morgan (Suisse ) SA, and J.P. Morgan Investment Management, Inc. The address for JP Morgan Chase & Co. is 383 Madison Avenue, New York, NY 10017.

Changes in Control

We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us.

72 2023 Proxy Statement

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Number of
Securities
	Number of	Weighted	Remaining
	Securities	Average	Available
	to be Issued	Exercise	for Future Issuance
	Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation
	Outstanding	Options,	Plans
	Options,	Warrants	(Excluding
	Warrants and	and	Securities
	Rights	Rights(1)	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders(2)	12,084,374	$21.1161	7,457,993	(3)
Equity compensation plans not approved by stockholders	—		—
Total	12,084,374	$21.1161	7,457,993
(1)	The weighted average exercise price does not take into account outstanding RSUs.
(2)	All of our equity compensation plans have been approved by our stockholders. This information is with respect to the 2007 Stock Plan (the 2007 Plan), the 2015 Equity Incentive Plan (the 2015 Plan) and the 2015 Employee Stock Purchase Plan. The 2015 Plan is the successor to and continuation of the 2007 Plan. After the effective date of our initial public offering in June 2015, we have not granted any additional awards under the 2007 Plan, but all stock awards granted under the 2007 Plan remain subject to their existing terms. The 2015 Plan provides that the number of shares reserved for issuance thereunder will be increased automatically on the first business day of each fiscal year during its term, ending in (and including) 2025, by a number equal to the least of (a) 4% of the total number of shares issued and outstanding on the last business day of the prior fiscal year, (b) 3,500,000 shares, or (c) a number of shares determined by our board of directors. The 2015 Employee Stock Purchase Plan provides that the number of shares reserved for issuance thereunder will be increased automatically on the first business day of each fiscal year during its term, ending in (and including) 2035, by a number equal to the least of (i) 1% of the total number of shares issued and outstanding on the last business day of the prior fiscal year, (ii) 880,000 shares, or (iii) a number of shares determined by our board of directors. This row does not reflect 3,500,000 shares that were added to the 2015 Plan and 880,000 shares that were added to the 2015 Employee Stock Purchase Plan effective January 3, 2023 pursuant to the stockholder-approved terms of such plans.
(3)	Included in this amount are an aggregate of 3,274,179 shares available for future issuance under our 2015 Plan and 2007 Plan and an additional 4,183,814 shares available for future issuance under our 2015 Employee Stock Purchase Plan.

2023 Proxy Statement 73

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

●	we have been or are to be a participant;
●	the amount involved exceeds or will exceed $120,000; and
●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

MyOme, Inc.

As previously disclosed, we have entered into a non-binding memorandum of understanding with MyOme, Inc. (MyOme) for the purpose of collaborating with it on the commercialization of a personal genome report and an enhanced preimplantation diagnostic report. As part of the potential collaboration, we and MyOme are conducting a pilot program to optimize and evaluate certain of MyOme’s technology. The aggregate amount involved in the non-binding memorandum of understanding and pilot program with MyOme does not exceed $120,000. However, we are providing this disclosure as the amount involved in any binding agreement we enter into with MyOme, if any, following the pilot program may exceed $120,000.

Also as previously disclosed, in December 2021, we participated in MyOme’s series B financing, pursuant to which we purchased series B preferred shares and warrants exercisable for shares of MyOme series B preferred shares for an aggregate purchase price of approximately $4 million. As a result of this transaction, and including the shares underlying the warrants, we are a beneficial holder of approximately 5.25% of the outstanding shares of MyOme.

The following are the Company’s related persons and the basis of each such related person’s relationship with MyOme:

●	Matthew Rabinowitz, our executive chairman and co-founder, is the chairman of the board and founder of MyOme, and a beneficial holder of approximately 28.6% of the outstanding shares of MyOme;
●	Jonathan Sheena, our co-founder and a member of our board of directors, is a stockholder and a member of the board of directors of MyOme;
●	Daniel Rabinowitz, our Secretary and Chief Legal Officer, is a stockholder of MyOme; and
●	Roelof Botha, our Lead Independent Director, is a managing member of Sequoia Capital Operations, LLC. Certain funds affiliated with Sequoia Capital Operations, LLC also participated in MyOme’s series B financing.

Our board of directors has established an independent committee to oversee our relationship with MyOme, including reviewing and, if necessary or appropriate, approving, terms of agreements or transactions that we enter into with MyOme.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors and

74 2023 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

executive officers and such other key employees against any and all expenses incurred by that director or executive officer, or other key employee because of his or her status as one of our directors or executive officers, or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors and executive officers and other key employees in connection with a legal proceeding.

Change in Control Arrangements

Certain of our executive officers have agreements in place that provide for certain benefits in the event of a change in control. For more information regarding these benefits, see “Executive Compensation — Severance and Change in Control Benefits.”

Policies and Procedures for Related Party Transactions

We have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee considers the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

2023 Proxy Statement 75

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Delinquent Section 16(a) Reports

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during our fiscal year ended December 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis, other than with respect to an option award granted to each of Roelof Botha and Gail Marcus on each of January 14, 2022 and April 8, 2022, which were then reported on a Statement of Changes in Beneficial Ownership of Securities on Form 4 on each of January 20, 2022 and April 13, 2022, respectively; an option exercise by Daniel Rabinowitz on January 14, 2022 which was then reported on a Statement of Changes in Beneficial Ownership of Securities on Form 4 on January 20, 2022; and a sale of shares held by Sofinnova Synergy Master Fund LP, of which Jim Healy is a managing member, on November 16, 2022 which was then reported on a Statement of Changes in Beneficial Ownership of Securities on Form 4 on January 17, 2023.

76 2023 Proxy Statement

Audit Committee Report

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

Role of the Audit Committee

The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes, as well as cybersecurity and information security matters. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Our audit committee reviews and approves significant related party transactions before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Natera’s audit committee charter, published under the Governance Documents section of our Investor Relations website at http://investor.natera.com.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year ended December 31, 2022

The audit committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the year ended December 31, 2022. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Herm Rosenman, Chair

James Healy

Gail Marcus

2023 Proxy Statement 77

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Natera recommended by our board of directors.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

Annual Report on Form 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC on March 1, 2023. A copy of the Company’s Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753, Attention: Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered to be proxy-soliciting material.

THE BOARD OF DIRECTORS
Austin, Texas
April 20, 2023

78 2023 Proxy Statement

Questions And Answers About Procedural Matters

Annual Meeting

Q:	Why am I receiving these proxy materials?
A:

You are receiving these proxy materials from us because you were a stockholder of record of Natera, Inc. at the close of business on April 10, 2023 (the Record Date). Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held virtually on Friday, June 9, 2023 at 11:30 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We intend to commence distribution of the Notice, and if applicable, proxy materials to stockholders on or about April 20, 2023. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and that is designed to assist you in voting your shares.

Q:	How can I get electronic access to the proxy materials?
A:

Our proxy materials are available at www.proxyvote.com and on our website at http://investor.natera.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send proxy materials for the Annual Meeting and/or future proxy materials to you by email by following the instructions provided at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

Q:	What is included in the proxy materials?
A:	The proxy materials include:
●	this proxy statement for the Annual Meeting;
●	our 2022 Annual Report; and
●	the proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.
Q:	What information is contained in this proxy statement?
A:

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance, and certain other required information.

2023 Proxy Statement 79

Questions And Answers About Procedural Matters

Q:	How can I attend the virtual Annual Meeting?
A:

The Annual Meeting will be held in a virtual meeting format. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication, and cost savings to our stockholders. You may participate in the virtual Annual Meeting if you were a stockholder of Natera as of the close of business on April 10, 2023 (the Record Date), or if you hold a valid proxy for the Annual Meeting. You will be able to attend and participate in the Annual Meeting, including voting your shares during the meeting, by visiting www.virtualshareholdermeeting.com/NTRA2023. You will need the control number included on the Notice.

The live webcast of the Annual Meeting will begin promptly at 11:30 a.m. Pacific Time on Friday, June 9, 2023. Online check-in will begin at 11:15 a.m. Pacific Time on Friday, June 9, 2023, and you should allow ample time for the check-in procedures.

You will need to obtain your own Internet access if you choose to attend the virtual Annual Meeting online and/or vote over the Internet. A webcast replay of the virtual Annual Meeting will be available until June 9, 2024.

Q:	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:

If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. We encourage you to check in at 11:15 a.m. Pacific Time on Friday, June 9, 2023, the day of the Annual Meeting, to allow ample time for check-in procedures and so you may address any technical difficulties before the Annual Meeting live webcast begins.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Stockholders of record — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.

Beneficial owners — Many Natera stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

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Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws, and Delaware state law. The presence — by meeting attendance or by proxy — of a majority of the aggregate voting power of the issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our amended and restated certificate of incorporation, or our amended and restated bylaws, the holders of shares of common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Natera. Each holder of common stock will have the right to one vote per share of common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“withhold,” or “abstain”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware and our amended and restated bylaws, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What is a broker non-vote?
A:

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. See “Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” below for a discussion on which proposals nominees do not have discretionary authority to vote on at the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?
A:

Holders of record of our common stock at the close of business on April 10, 2023, the Record Date, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 114,301,688 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of our common stock will be entitled to one vote for each share of our common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares while attending the virtual Annual Meeting?
A:

Shares held in your name as the stockholder of record may be voted at the virtual Annual Meeting. Shares held beneficially in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Q:	How can I vote my shares without attending the virtual Annual Meeting?
A:	Stockholder of record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:
●	Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided on the proxy card.

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●	By Telephone — You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.
●	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners — If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, our stockholders will be asked to vote:
(1)	to elect the three directors identified in this proxy statement to serve as Class II directors until the annual meeting held in 2026 and until their successors are duly elected and qualified;
(2)	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;
(3)	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
(4)	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Q:	What is the voting requirement to approve each of the proposals?
A:

Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of withholding, abstention or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of this proposal.

Proposal Three — The affirmative vote of a majority of votes cast is required to approve, on an advisory (non- binding) basis, the compensation of our named executive officers. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the meeting. This vote is advisory, and therefore not binding on our compensation committee or board of directors. Our board of directors and our compensation committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

Q:	How does the board of directors recommend that I vote?
A:	Our board of directors unanimously recommends that you vote your shares:
●	“FOR” each of the three nominees for election as director listed in Proposal One.
●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.
●	“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

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Q:	What happens if I do not give specific voting instructions?
A:	Stockholder of record — If you are a stockholder of record and you:
●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or
●	sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a stockholder of record and you do not return a proxy card and do not vote your shares, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — Proposal Two, to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on Proposals One or Three absent direction from you.

Please note that brokers may not vote your shares on the election of directors or the advisory vote on the compensation of our named executive officers, in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?
A:

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?
A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (i) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares or (ii) by attending and voting at the Annual Meeting (please note that attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

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If you are a beneficial owner of shares held in street name, you may change your vote (i) by submitting new voting instructions to your broker, trustee or other nominee or (ii) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending and voting at the Annual Meeting.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Natera may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	Is my vote confidential?
A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Natera or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four (4) business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials — Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2024 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2024 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 22, 2023, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting — In addition, our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders, including nominations for the election of directors. In

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general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who (i) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at such meeting, and (iii) has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our amended and restated bylaws also provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereof) or (iii) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below). You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Stockholders may request a free copy of our amended and restated bylaws by contacting our Corporate Secretary at 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753, Attn: Corporate Secretary.

The “Notice Deadline” is defined as that date which is not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2024 annual meeting of stockholders is no earlier than February 10, 2024 and no later than March 11, 2024. Proposals that are not received in a timely manner will not be voted on at the 2024 annual meeting of stockholders. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 10, 2024. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates — Stockholders may recommend candidates to our board of directors for consideration by our nominating, corporate governance and compliance committee by following the procedures set forth above in “Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?
A:

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. A copy of our amended and restated bylaws is posted on the Investor Relations section of our website at http://investor.natera.com. All notices of proposals by stockholders, whether or not included in Natera’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

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Additional Information about the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
A:

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our 2022 Annual Report, primarily via the Internet. Beginning on or about April 20, 2023, we will mail to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
A:

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, fees, and impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, or, if you do not wish to participate in householding, and would like your own Notice, and, if applicable, the proxy materials in future years, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary, or call (650) 980-9190. Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Natera’s principal executive offices?
A:	Our principal executive offices are located at 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753. Our telephone number is (650) 980-9190.

Any written requests for additional information, copies of the proxy materials, including the 2022 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD VIRTUALLY ON JUNE 9, 2023.

The proxy statement and 2022 Annual Report are available at www.proxyvote.com.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V12872-P92090 01) Rowan Chapman 02) Herm Rosenman 03) Jonathan Sheena Nominees: 2. To ratify the appointment of Ernst & Young LLP as Natera, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. To approve, on an advisory (non-binding) basis, the compensation of Natera, Inc.'s named executive officers as disclosed in the proxy statement. 4. Such other business as may properly come before the Annual Meeting or any adjournment thereof. 1. To elect the three directors named below and in the proxy ! ! ! statement to serve as Class II directors until the annual meeting of stockholders to be held in 2026 and until their successors are duly elected and qualified. For All Withhold All For All Except ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NATERA, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: NATERA, INC. 13011 MCCALLEN PASS BUILDING A SUITE 100 AUSTIN, TEXAS 78753 For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on Thursday, June 8, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NTRA2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Thursday, June 8, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received by 11:59 p.m. Eastern Time on Thursday, June 8, 2023. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V12873-P92090 NATERA, INC. Annual Meeting of Stockholders Friday, June 9, 2023 11:30 AM, Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Steve Chapman and Mike Brophy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Natera, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM, Pacific Time on Friday, June 9, 2023, virtually at www.virtualshareholdermeeting.com/NTRA2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side